AMENDED AND RESTATED

                       AGREEMENT OF LIMITED PARTNERSHIP OF

                          GREYHOUND ASSOCIATES I, L.P.


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                                  TABLE OF CONTENTS

                                                                          Page

I.       DEFINITIONS .........................................             1

         1.1      "Accountant" ...................................         1
         1.2      "Act" ..........................................         1
         1.3      "Actual Tax Credit".............................         1
         1.4      "Adjusted Capital Account Deficit" .............         2
         1.5      "Affiliate" ....................................         2
         1.6      "Agreement" or "Partnership Agreement"..........         2
         1.7      "Assignee" .....................................         2
         1.8      "Capital Account" ..............................         2
         1.9      "Capital Contribution" .........................         3
         1.10     "Cash Flow From Operations" ....................         3
         1.11     "Code" .........................................         3
         1.12     "Completion of Construction"....................         4
         1.13     "Construction Contract".........................         4
         1.14     "Construction Loan" ............................         4
         1.15     "Contractor" ...................................         4
         1.16     "Development Fee" ..............................         4
         1.17     "Distributions" ................................         4
         1.18     "Event of Bankruptcy" ..........................         5
         1.19     "Fair Market Value" ............................         5
         1.20     "First Year Certificate" .......................         5
         1.21     "General Partner" ..............................         5
         1.22     "Gross Asset Value" ............................         5
         1.23     "Incentive Management Fee"......................         6
         1.24     "Income and Losses".............................         7
         1.25     "Interest" .....................................         8
         1.26     "LIHTC" .........................................        8
         1.27     "Limited Partner" ..............................         8
         1.28     "Liquidation" ..................................         8
         1.29     "MHDC"..........................................         9
         1.30     "Minimum Set-Aside Test" .......................         9
         1.31     "Mortgage" or "Mortgage Loan" ..................         9
         1.32     "Mortgage Note" ................................         9
         1.33     "Operating Deficit" ............................         9
         1.34     "Original Limited Partner" .....................         9
         1.35     "Partner" ......................................         9
         1.36     "Partner Nonrecourse Debt" .....................         9
         1.37     "Partner Nonrecourse Debt Minimum Gain" ........         9
         1.38     "Partner Nonrecourse Deductions" ...............         9
         1.39     "Partnership" ..................................         10
         1.40     "Partnership Minimum Gain" .....................         10
         1.41     "Permanent Mortgage Commencement" ..............         10
         1.42     "Person" .......................................         10
         1.43     "Project" ......................................         10
         1.44     "Project Documents" ............................         10
         1.45     "Projected Tax Credits" ........................         10
         1.46     "Qualified Income Offset Item" .................         11
         1.47     "Qualified Tenants" ............................         11
         1.48     "Refinancing" ..................................         11
         1.49     "Rent Restriction Test" ........................         11

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         1.51     "Sale" .........................................         11
         1.52     "Sale or Refinancing Proceeds" .................         11
         1.53     "Special Limited Partner........................         12
         1.54     "State" ........................................         12
         1.55     "State Tax Credit Agency" ......................         12
         1.56     "Substitute Limited Partner" ...................         12
         1.57     "Tax Credit" ...................................         12
         1.58     "TRA 1986" .....................................         12
         1.59     "Treasury Regulations" .........................         12

II.      NAME ................................................             12

III.     PRINCIPAL EXECUTIVE OFFICE/AGENT FOR SERVICE ........             13

         3.1      Principal Executive Office .....................         13
         3.2      Agent for Service of Process ...................         13

IV.      PURPOSE .............................................             13

V.       TERM ................................................             13

VI.      GENERAL PARTNER'S CONTRIBUTIONS AND LOANS ...........             13

         6.1      Capital Contribution of General Partner ........         13
         6.2      Construction and Operating Obligations .........         14
         6.3      General Partner Loans ..........................         15

VII.     LIMITED PARTNER'S CAPITAL CONTRIBUTIONS .............             15

         7.1      Original Limited Partner .......................         15
         7.2      Capital Contribution of Limited Partner ........         15
         7.3      Repurchase of Limited Partner's Interest .......         18
         7.4      Reduction of Capital Contribution...............         19
         7.5      Return of Capital Contribution .................         20
         7.6      Liability of Limited Partner ...................         21

VIII. WORKING CAPITAL AND RESERVES .......................                 21

         8.1      Operation and Maintenance Reserve...............         21
         8.2      Reserve for Replacements........................         21
         8.3      Other Reserves..................................         21

IX.      MANAGEMENT AND CONTROL ..............................             22

         9.1      Power and Authority of General Partner .........         22
         9.2      Payments to the General Partner and Others ....          22
         9.3      Specific Powers of the General Partner .........         23
         9.4      Limitations on General Partner's
                  Power and Authority ............................         24
         9.5      Restrictions on Authority of General Partner....         25
         9.6      Duties of General Partner ......................         26
         9.7      Partnership Expenses ...........................         27
         9.8      General Partner Expenses .......................         28
         9.9      Other Business of Partners .....................         28
         9.10     Covenants, Representations and Warranties.......         28

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X.       ALLOCATIONS OF INCOME, LOSSES AND CREDITS ...........             31

         10.1     General ........................................         31
         10.2     Allocations From Sale or Refinancing............         31
         10.3     Special Allocations.............................         33
         10.4     Curative Allocations............................         36
         10.5     Other Allocation Rules..........................         37
         10.6     Tax Allocations:  Code Section 704(c)...........         38
         10.7     Allocation Among Limited Partners
                  and Assignees ..................................         39
         10.8     Allocation Among General Partner ..............          39
         10.9     Modification of Allocations ....................         39

XI.      DISTRIBUTION ........................................             40

         11.1     Distribution of Cash Flow From Operations ......         40
         11.2     Distribution Upon Sale or Refinancing ..........         40

XII.     VOLUNTARY TRANSFERS OF LIMITED PARTNER'S INTEREST
         IN THE PARTNERSHIP...................................             41

         12.1     Assignment of Limited Partner's Interest .......         41
         12.2     Effective Date of Transfer .....................         42
         12.3     Invalid Assignment .............................         42
         12.4     Assignee's Rights to Allocations and
                  Distributions ..................................         42
         12.5     Substitution of Assignee as Limited Partner ....         42
         12.6     Death, Bankruptcy, Incompetency, etc.
                  of a Limited Partner ...........................         43

XIII. RESIGNATION, REMOVAL AND REPLACEMENT OF GENERAL
      PARTNER ............................................                 43

         13.1     Resignation of General Partner .................         43
         13.2     Removal of General Partner .....................         44
         13.3     Admission of Substitute General Partner ........         46
         13.4     Continuing Liability ...........................         46
         13.5     Transfer of Interest ...........................         46
         13.6     Payment to General Partner Upon Resignation,
                  Death or Insanity ..............................         46

XIV.     BOOKS AND ACCOUNTS, REPORTS, TAX RETURNS,
         FISCAL YEAR AND BANKING .............................             48

         14.1     Books and Accounts .............................         48
         14.2     Accounting Reports .............................         49
         14.3     Other Reports ..................................         50
         14.4     Late Reports ...................................         51
         14.5     Annual Site Visits .............................         52
         14.6     Tax Returns ....................................         52
         14.7     Fiscal Year ....................................         52
         14.8     Banking ........................................         52
         14.9     Certificates and Elections .....................         52

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XV.      DISSOLUTION, WINDING UP, TERMINATION AND
         LIQUIDATION OF THE PARTNERSHIP ......................             53

         15.1     Dissolution of Partnership .....................         53
         15.2     Return of Capital Contribution upon
                  Dissolution ....................................         53
         15.3     Distributions of Assets ........................         54
         15.4     Deferral of Liquidation.........................         55
         15.5     Liquidation of Statement .......................         56
         15.6     Certificates of Dissolution; Certificate of
                  Cancellation of Certificate of Limited
                  Partnership ...................................          56

XVI.     AMENDMENTS ..........................................             56

XVII. MISCELLANEOUS ......................................                 57

         17.1      Voting Rights .................................         57
         17.2      Meeting of Partnership ........................         57
         17.3      Notices .......................................         58
         17.4      Successors and Assigns ........................         58
         17.5      Recording of Certificate of Limited
                   Partnership. ..................................         59
         17.6      Amendment of Certificate of Limited
                   Partnership ...................................         59
         17.7      Counterparts ..................................         57
         17.8      Captions ......................................         60
         17.9      Certain Provisions ............................         60
         17.10     Saving Clause .................................         60
         17.11     Number and Gender .............................         60
         17.12     Entire Agreement ..............................         60
         17.13     Governing Law .................................         60
         17.14     Attorney's Fees ...............................         61
         17.15     Tax Matters  ..................................         61
         17.16     Liability for Acts and Omissions ..............         61
         17.17     Authority Requirement..........................         61
         17.18     Receipt of MHDC Correspondence.................         61
         17.19     Special Power of Attorney .....................         62
         17.20     Security Interest and Right of Set-Off ........         62


EXHIBIT A - Legal Description...................... A-1
EXHIBIT B - Opinion of Counsel Form................ B-1
EXHIBIT C - Certification and Agreement............ C-1  -  C-4
EXHIBIT D - General Partner Certification.......... D-1  -  D-3
EXHIBIT E - Report of Operations....................E-1  -  E-8

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                         AMENDED AND RESTATED AGREEMENT
                            OF LIMITED PARTNERSHIP OF
                          GREYHOUND ASSOCIATES I, L.P.


         GREYHOUND ASSOCIATES I, L.P. , a Missouri limited partnership (the "Partnership") filed a certificate of limited partnership with the Missouri Secretary of State on June 3, 1996, naming WCM COMMUNITY DEVELOPMENT CORPORATION, A MISSOURI NOT-FOR-PROFIT CORPORATION as the general partner (the "General Partner") and WEST CENTRAL MISSOURI COMMUNITY ACTION AGENCY as the limited partner (the "Original Limited Partner")

         Effective as of the date written below, WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4, a California limited partnership (the "Limited Partner") has been admitted to the Partnership as successor limited partner; the Original Limited Partner has liquidated its interest in the Partnership; AFFORDABLE EQUITY PARTNERS, INC., A MISSOURI CORPORATION, has been admitted to the partnership as the special limited partner (the "Special Limited Partner"). The Limited Partner, General Partner and the Special Limited Partner hereby desire to amend and restate the Limited Partnership Agreement of the Partnership dated May 19, 1996.

         NOW, THEREFORE, in consideration of their mutual agreements herein set forth, the Partners hereby agree to amend and restate the Agreement of Limited Partnership of GREYHOUND ASSOCIATES I, L.P. in its entirety to provide as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 "Accountant" shall mean Mueller & Wella, P.C., or such other firm of independent certified public accountants as may be engaged by the General Partner with the consent of the Limited Partner to prepare the Partnership income tax returns.

         Section 1.2 "Act" shall mean the Revised Limited Partnership Act of the State.

         Section 1.3 "Actual Tax Credit" shall mean as of any point in time, the total amount of the LIHTC actually allocated by the Partnership to the Limited Partner, representing ninety-nine percent (99%) of the LIHTCs actually received by the Partnership, as shown on the applicable tax return of the Partnership.


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         Section 1.4 "Adjusted  Capital Account Deficit" shall mean with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

         (a) Credit to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

         (b) Debit to such Capital Account the items described in Sections 1.704-2(b)(2)(ii)(d)(4), 1.704-2(b)(2)(ii)(d)(5) and 1.704-2(b)(2)(ii)(d)(6) of
the Treasury Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

         Section 1.5 "Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by, or under common control with another Person; (ii) any Person owning or controlling 10% or more of the outstanding voting securities of such other Person; (iii) any officer, director, trustee, or partner of such other Person; and (iv) if such Person is an officer, director, trustee or general partner, any company for which such Person acts in any such capacity.

         Section 1.6 "Agreement" or "Partnership Agreement" shall mean this Amended and Restated Agreement of Limited Partnership, as it may be amended from time to time.

         Section 1.7 "Assignee" shall mean a Person who has acquired all or a portion of the Limited Partner's beneficial interest in the Partnership and has not become a substitute Limited Partner.

         Section 1.8 "Capital Account" shall mean, with respect to each Partner, the account maintained for such Partner comprised of such Partner's Capital Contribution as increased by allocations of Partnership Income (or items thereof) and any items in the nature of income or gain which are specially allocated pursuant to Article X hereof, and decreased by the amount of any Distributions made to such Partner, and allocations of Partnership Losses (or items thereof) and any items in the nature of expenses or losses which are specially allocated pursuant to Article X hereof.



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         In the event of any  transfer  of an  interest  in the  Partnership  in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest, provided that if the transfer of any interest causes a termination of the Partnership pursuant to Code Section 708(b)(1)(B), the Capital Accounts of all Partners, including the transferee, shall be redetermined as of the date of such termination. In such event, the Capital Account of each Partner shall be equal to the net fair market value of its interest as of such date. Subsequent to such redetermination, allocations of Income and Loss with respect to assets held by the Partnership on the date of such redetermination shall be governed by the principles set forth in Code Section 704(c) and the Treasury Regulations.

         The foregoing definition and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704, and shall be interpreted and applied in a manner consistent with such Treasury Regulation.

         Section 1.9 "Capital Contribution" shall mean the total amount of money, or the initial Fair Market Value of property (net of liabilities securing such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code), contributed to the Partnership, if any, by all the Partners or any class of Partners or any one Partner as the case may be (or by a predecessor-in-interest of such Partner or Partners), reduced by any of such capital which shall have been returned pursuant to Section 7.3, 7.4 or 7.5 of this Agreement. A loan to the Partnership by a Partner shall not be considered as a Capital Contribution.

         Section 1.10 "Cash Flow From Operations" shall mean gross receipts (not including Capital Contributions, Sale or Refinancing Proceeds or proceeds of Partnership borrowings) from Partnership operations, determined on a cash basis, less debt payments, capital expenditures to the extent not paid from borrowings or reserves, other reserves pursuant to Section 8.3 and operating expenses associated with rental and maintenance of the Project; but excluding deductions for cost recovery of buildings, improvements and personal property amortization of any financing fees.

         Section 1.11 "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.



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         Section 1.12 "Completion of Construction"  shall mean the completion of construction  of the  Project  substantially  in  accordance  with  the  Project
Documents in order to obtain the required certificates of occupancy (or the local equivalent) for all twenty-four (24) apartment units as evidenced by the issuance of the certificate of occupancy by the inspecting architect, the MHDC or the governmental agency having jurisdiction over the Project or by the issuance of the inspecting architect's certification. The construction shall be completed in good workmanlike manner, free and clear of all mechanics, materialmen's or similar liens and the Project shall be equipped with all necessary and appropriate fixtures, equipment and articles of personal property including refrigerators and ranges.

         Section 1.13 "Construction Contract" shall mean the construction contract in the amount of $975,000, entered into between the Partnership and the Contractors pursuant to which the Projected is being constructed.

         Section 1.14 "Construction Loan" shall mean the loan obtained from the Missouri Housing Development Commission as a construction/permanent loan in the principal amount of $643,000 at a 1% interest rate for a term of 40 years and amortized over 40 years.

         Section 1.15 "Contractor" shall mean Jim Walters Construction Co., Inc., a Missouri corporation, which is the general construction contractor of the Project.

         Section 1.16 "Development Fee" shall mean the fee payable to the General Partner or an Affiliate of the General Partner pursuant to Section 9.2(a) for services incident to the development and construction of the Project, which services shall include, but not be limited to, the negotiations for the payment of any fees and for the permanent financing commitments for the Project; the securing of all necessary approvals and permits for the development and construction of the Project; the selection and negotiation of contracts with the marketing consultant, engineer, architect, general contractor and other professionals, and the supervision of such parties; the payment of the market study or market evaluation report; the payment of pre-development activities; and the preparation and submission of the LIHTC application.

         Section 1.17 "Distributions" shall mean the total amount of money, or the Gross Asset Value of property (net of liabilities securing such distributed property that such Partner is considered to assume or take subject to under
Section 752 of the Code), distributed to Partners with respect to their interests in the Partnership, but shall not include any payments to the General Partner or its Affiliates for fees or other compensation as provided in this Agreement or any guaranteed payment within the meaning of Section 707(c) of the Code, as amended, or any successor thereto.

         Section 1.18 "Event of Bankruptcy" shall mean the adjudication of bankruptcy or insolvency by a court of competent jurisdiction; the making of an assignment for the benefit of creditors; or the filing of a petition to accomplish any of the foregoing, unless such petition is dismissed within 60 days thereafter; or a like event.

         Section 1.19 "Fair Market Value" shall mean, with respect to any property, real or personal, the price a ready, willing and able buyer would pay to a ready, willing and able seller of the property, provided that such value is reasonably agreed to between the parties in arm's-length negotiations and the parties have sufficiently adverse interests.

         Section 1.20 "First Year Certificate" shall mean the certificate to be filed by the General Partner with the Secretary of the Treasury within 90 days following the close of the first taxable year of the Project as required by Code
Section 42(1)(1), as amended, or any successor thereto.

         Section 1.21 "General Partner" shall mean WCM COMMUNITY DEVELOPMENT CORPORATION and such other Persons as are admitted to the Partnership as additional or substitute General Partners pursuant to this Agreement.

         Section 1.22 "Gross Asset Value" shall mean with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

         (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner, provided that, if the contributing Partner is a General Partner, the determination of the fair market value of a contributed asset shall be determined by appraisal;

         (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; and (iii) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g): provided, however, that the adjustments pursuant to clauses (i) and (ii) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

         (c) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner, provided that, if the distributee is a General Partner, the determination of the fair market value of the distributed asset shall be determined by appraisal; and

         (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and Section 10.3(g) hereof; provided however, that Gross Asset Values shall not be adjusted pursuant to this Section 1.22(d) to the extent the General Partner determines that an adjustment pursuant to Section 1.22(b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1.22(d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to
Section 1.22(a), Section 1.22(b), or Section 1.22(d) hereof, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Income and Losses.

     Section 1.23 "Incentive Management Fee" shall have the meaning set forth in
Section 9.2(e) hereof.



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

         Section 1.24 "Income and Losses" shall mean, for each taxable year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

         (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Income or Losses pursuant to this definition shall be added to such taxable income or loss;

         (b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Income and Losses pursuant to this definition, shall be subtracted from such taxable income or loss;

         (c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraphs (a) or (b) of the definition thereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Income and Losses;

         (d) Gain or loss resulting from any disposition of Partnership assets with respect to which gain or loss is recognized for federal income purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

         (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such fiscal year or other period, computed as provided below; and

         (f) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 10.3, 10.4, or 10.5 hereof shall not otherwise be taken into account in computing Income or Losses.


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


Depreciation for each fiscal year or other period shall be calculated as follows: an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis. Provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

         Section 1.25 "Interest" shall mean the entire interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled hereunder and the obligation of such Partner to comply with the terms of this Agreement.

         Section 1.26 "LIHTC" shall mean the low-income housing tax credit established by TRA 1986 and which is provided for in Section 42 of the Code, as amended, or any successor thereto.

         Section 1.27 "Limited Partner" shall mean WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4, a California limited partnership, and such other Persons as are admitted to the Partnership as additional or substitute Limited Partners pursuant to this Agreement.

         Section 1.28 "Liquidation" shall mean with respect to the Partnership the orderly sale and liquidation of the Project and other Partnership property following the first to occur of (a) the date upon which the Partnership is terminated under Section 708(b)(1) of the Code unless continued by a vote of the Partners, (b) the date upon which the Partnership ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts and distributing any remaining balance to its Partners), or (c) the date this Agreement terminates pursuant to its terms; and means, with respect to a Partner at a time when the Partnership is not in

Liquidation, the liquidation of such Partner's interest in the Partnership under Treasury Regulation 1.761-1(d), as amended, or any successor thereto.

         Section 1.29 "MHDC" shall mean the Missouri Housing Development Commission, or any successor thereto.

         Section 1.30 "Minimum Set-Aside Test" shall mean the 40-60 set-aside test pursuant to Section 42(g), as amended, of the Code with respect to the percentage of apartment units in the Project to be occupied by tenants whose incomes are less than the required percentage of the area median gross income. Notwithstanding, the General Partner has agreed that 40% of the apartment units will be rented to tenants with incomes of 50% or less of the area median income, as adjusted for family size.

         Section 1.31 "Missouri Tax Credits" shall mean the tax credit under the Missouri Income Tax providing for low-income housing by the State of Missouri.

         Section 1.32 "Mortgage" or "Mortgage Loan" shall mean the permanent financing of the Project evidenced by the Mortgage Note.

         Section 1.33 "Mortgage Note" shall mean the nonrecourse promissory note whereby the Partnership promises to pay MHDC the principal sum of $643,000, plus interest on the principal at the effective rate of 1% per annum over a term of 40 years and amortized over 40 years.

         Section 1.34 "Operating Deficit" for any fiscal year shall mean the total amount by which the sum of the Partnership's operating expenses (defined solely as the expenses incurred in connection with the operation and maintenance of the Project), debt service on the Mortgage Loan and other Partnership debt, exceeds the cash revenues received in respect of the operation of the Project for such fiscal year.

         Section 1.35 "Original Limited Partner" shall mean WEST CENTRAL MISSOURI COMMUNITY ACTION AGENCY.

         Section 1.36 "Partner" shall mean either the General Partner or the Limited Partner.

         Section 1.37 "Partner Nonrecourse Debt" shall mean the definition set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

         Section 1.38 "Partner Nonrecourse Debt Minimum Gain" shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability (as defined in Section 1.704-2 (b)(3) of the Treasury
Regulations), determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

         Section 1.39 "Partner Nonrecourse Deductions" shall mean the definition set forth in Sections 1.704-2 (i)(1) and 1.704-2(i)(2) of the Treasury Regulations.

         Section 1.40 "Partnership" shall mean the limited partnership continued under this Agreement.

         Section 1.41 "Partnership Minimum Gain" shall mean the amount determined by computing, with respect to each nonrecourse liability of the Partnership, the amount of gain, if any, that would be realized by the
Partnership if a reduction occurs in the amount by which the nonrecourse liability exceeds the adjusted basis in the Project encumbered by the nonrecourse liability. Such computation shall be made in a manner consistent with Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

         Section 1.42 "Permanent Mortgage Commencement" shall mean the first day on which all of the following have occurred: (a) the principal amount, interest and maturity date of the Mortgage and the Mortgage Note shall have been finally determined; and (b) amortization of the Mortgage shall have commenced.

         Section 1.43 "Person" shall mean an individual, proprietorship, trust, estate, partnership, joint venture, association, company, corporation or other entity.

         Section 1.44 "Project" shall mean the land in Windsor, Henry County, Missouri, as more fully described in Exhibit "A" attached hereto and incorporated herein by this reference, and any and all improvements now or hereafter to be constructed thereon, specifically including a twenty-four (24) unit low to moderate income housing complex for family.

         Section 1.45 "Project Documents" shall mean and include all documents delivered to or required by the construction lender, the permanent lender and/or any governmental agency having jurisdiction over the Project in connection with the development, construction and financing of the Project, including but not limited to, the construction loan agreement, construction contract and the approved plans and specifications for the development and construction of the Project.

         Section 1.46 "Projected Tax Credits" shall mean LIHTC in the amount of $84,563 for 1998, $112,750 per year for each of the years 1999 through 2007, and $28,187 for 2008, which the General Partner has projected to be the total amount of LIHTC which will be allocated to the Limited Partner by the Partnership, constituting ninety-nine percent (99%) of the aggregate amount of LIHTC of $1,127,500 to be available to the Partnership; provided, however, that if the Actual Tax Credit for 1996 is greater (or less than) $84,563, the Projected Tax Credit for the year 2008 shall be reduced (increased) by an amount equal to the amount by which the Actual Credit for 1998 exceeds (is less than) $84,563.

         Section 1.47 "Qualified Income Offset Item" shall have the meaning set forth in Treasury Regulation Section 1.704-1(b)(2)(ii)(d), or any successor provision.

         Section 1.48 "Qualified Tenants" shall mean any tenants who have incomes of 60% or less of the area median gross income, as adjusted for family size, so as to make the Project eligible for LIHTC.

         Section 1.49 "Refinancing" shall mean the refinancing of the Project so as to retire the Mortgage Note and create a new permanent lender who shall hold a first deed of trust on the Project. No Refinancing shall be permitted without approval from the Limited Partner.

         Section 1.50 "Rent  Restriction  Test" shall mean the test  pursuant to
Section 42 of the Code whereby the gross rent charged to tenants of the low-income apartment units in the Project must not exceed 30% of the applicable income standards.

         Section 1.51 "Sale" shall mean and include the sale, exchange, condemnation or similar eminent domain taking, casualty or other disposition of all or any portion of the Project which is not in the ordinary course of business, and the sale of easements, rights of way or similar interests in the Project or any other similar items which in accordance with the accounting methods used by the Partnership are attributable to capital; provided, however, that "Sale" shall not refer to any transaction to the extent gain or loss is not recognized, or is elected not to be recognized, under any applicable section of the Code.

         Section 1.52 "Sale or Refinancing Proceeds" shall mean the net cash (including both principal and interest) realized by the Partnership from a Sale or Refinancing, after retirement of applicable Mortgage debt, payment of all expenses related to the transaction, other than the sales preparation fee which may be payable to the General Partner or its Affiliates pursuant to Section 9.2, and payment of or provision for other Partnership debts and obligations.

         Section 1.53 "Special Limited Partner" shall mean Affordable Equity Partners, Inc., a Missouri corporation, which shall be treated as a limited partner except its rights shall be limited to those expressly set forth herein.

         Section 1.54 "State" shall mean the State of Missouri.

         Section 1.55 "State Tax Credit Agency" shall mean the allocation by the appropriate state agency of LIHTC with respect to the Project.

         Section 1.56 "Substitute Limited Partner" shall mean any Person who is admitted to the Partnership as a Limited Partner pursuant to Section 12.5 or acquires the Interest of the Limited Partner pursuant to Section 7.3 of this Agreement.

         Section 1.57 "Tax Credit" shall mean any credit permitted under the Code or the law of any state against the federal or a state income tax liability of any Partner as a result of activities or expenditures of the Partnership including, without limitation, LIHTC.

         Section 1.58 "TRA 1986" shall mean the Tax Reform Act of 1986.

         Section  1.59  "Treasury   Regulations"   shall  mean  the  Income  Tax
Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                                   ARTICLE II

                                      NAME

         The name of the Partnership shall be "GREYHOUND ASSOCIATES I, L.P."

                                   ARTICLE III

                  PRINCIPAL EXECUTIVE OFFICE/AGENT FOR SERVICE

         Section 3.1 Principal Executive Office. The principal executive office of the Partnership is located at 106 West Fourth Street, P.O. Box 125, Appleton City, Missouri 64724, or at such other place or places within the State as the General Partner may hereafter designate.

         Section 3.2 Agent for Service of Process. The name of the agent for service of process on the Partnership is WCM Community Development Corporation, or such other person the General Partner may hereafter designate, whose address is 106 West Fourth Street, P.O. Box 125, Appleton City, Missouri 64724.

                                   ARTICLE IV

                                     PURPOSE

         The purpose of the Partnership is to acquire, construct, own and operate the Project in order to provide, in part, Tax Credits to the Partners in accordance with the provisions of the Code and the Treasury Regulations applicable to LIHTC. The Partnership shall not engage in any business or activity which is not incident to the attainment of such purpose.


                                    ARTICLE V

                                      TERM

         The Partnership term commenced upon the filing of the Certificate of Limited Partnership in the office of, and on the form prescribed by, the Secretary of State of the State, and shall continue until December 31, 2046 unless terminated earlier in accordance with the provisions of this Agreement or as otherwise provided by law.

                                   ARTICLE VI

                    GENERAL PARTNER'S CONTRIBUTIONS AND LOANS

     Section 6.1 Capital Contribution of General Partner. The General Partner shall make a Capital Contribution in the amount required to complete construction as determined at Completion of Construction. The General Partner has heretofore made a total contribution of $500.00 in cash.

         Section 6.2 Construction and Operating Obligations.

         (a) The General Partner shall cause Completion of Construction in accordance with the Project Documents, and shall equip the Project or cause the same to be equipped with all necessary and appropriate fixtures, equipment and articles of personal property, including refrigerators and ranges. If costs and expenses necessary to effect Completion of Construction exceed the sum of the Capital Contributions and the proceeds of the Mortgage Note, the General Partner shall be responsible for and shall be obligated to pay such deficiencies and shall, to the extent permitted under the Project Documents and any applicable regulations or requirements of the MHDC, be reimbursed at or prior to Permanent Mortgage Commencement only out of the proceeds designated in this sentence available from time to time after payment of all costs described in this sentence. Any such advances not reimbursed through Permanent Mortgage Commencement shall not be reimbursable or otherwise change the Interest of any Partner in the Partnership but shall be borne by the General Partner as a Capital Contribution. In the event the General Partner shall fail to fund any such deficiency as required by this Section 6.2(a), any amounts otherwise payable to the General Partner or any of its Affiliates as a Development Fee pursuant to Section 9.2 or any other fee pursuant to this Agreement, shall be applied by the Partnership to meet such obligation of the General Partner. Any such application of funds as described in the immediately preceding sentence shall constitute a payment of the obligation of the fee which such funds have been earmarked to pay, and the obligation of the General Partner to advance such amount under this Section 6.2(a) shall be satisfied to the extent of such application.

         (b) The General Partner shall promptly provide an Operating Loan necessary to cover any Operating Deficits for a four year period following the date of the Limited Partner's last Capital Contribution in a yearly amount not to exceed the yearly operating expenses for the Partnership as determined by the annual audit. The Operating Loan shall be nonrecourse to the Partners, shall constitute an interest-free loan, and shall be repayable out of 50% of available Cash Flow From Operations or Sale or Refinancing proceeds in accordance with
Article XI of this Agreement. In the event the General Partner shall fail to make any such advances as provided in this Section 6.2(b) the Partnership shall utilize those funds otherwise payable to the General Partner or its Affiliates pursuant to Section 9.2 ("General Partner Funds") to meet the obligations of the General Partner pursuant to this Section. Such General Partner Funds shall also constitute payment and satisfaction of amounts payable to the General Partner or Affiliates thereof pursuant to Section 9.2, and the obligation of the Partnership to make such installment payments to the General Partner or its Affiliates pursuant to Section 9.2 shall be reduced proportionally. If the Operating Deficit guarantee period referenced above has not expired, but all General Partner Funds have been distributed, then the General Partner shall pay additional Capital Contributions to the Partnership to meet the Partnership's financial obligations. Notwithstanding, after expiration of the Operating Deficit guarantee period referenced above, the General Partner may loan funds to the Partnership to pay operating expenses of the Partnership in order to facilitate the Partnership's compliance with the Rent Restriction Test or to cure Operating Deficits. All operating loans made by the General Partner pursuant to this Section shall repaid from available Cash Flow From Operations after payment of all Partnership expenses, including the fees referenced in
Section 9.2(a),(b) and (c) of this Agreement.

         Section 6.3 General Partner Loans. The General Partner may loan to the Partnership any sums required by the Partnership and not otherwise reasonably available to it, at a rate of interest not to exceed the lesser of 2% per annum above the then prevailing prime or reference rate charged by Bank of America N.T. & S.A., Main Office, San Francisco, California, or the maximum legal rate. The amount and maturity date of any such loan and the rate of interest thereon shall be evidenced by a written instrument. The General Partner shall not charge a prepayment penalty on any such loan.

                                   ARTICLE VII

                     LIMITED PARTNER'S CAPITAL CONTRIBUTIONS

         Section 7.1 Original Limited Partner. The Original Limited Partner made a Capital Contribution of $100.00. Effective as of the date of this Agreement, the Original Limited Partner's Interest has been liquidated and the Partnership has reacquired the Original Limited Partner's Interest in the Partnership.

         Section 7.2 Capital Contribution of Limited Partners. The obligation of the Limited Partner to pay the Capital Contribution shall be subject to the satisfaction of the following conditions:

         (a) The Limited Partner shall make a total Capital Contribution in the amount of $641,829 in cash on the dates and subject to the conditions hereinafter set forth.

                  (1) prior to the initial payment of the Capital Contribution only, the issuance to the Limited Partner of an opinion of the Partnership's legal counsel, in a form substantially similar to the form of opinion attached hereto as Exhibit "B" and incorporated herein by this reference;

                  (2) prior to the initial payment of the Capital Contribution only, the General Partner shall deliver to the Limited Partner a fully executed Certificate and Agreement in the form attached hereto as Exhibit "C" and incorporated herein by this reference;

                  (3) prior to the initial payment of the Capital Contribution only, the Limited Partner shall obtain from the General Partner, with respect to the Project, a construction pro forma reflecting payment of the construction expenses and an operation pro forma reflecting income and expenses;

                  (4) prior to the due date of each installment of such Capital Contribution except the first payment, the issuance to the Limited Partner of a certificate signed by or on behalf of the General Partner in the form attached hereto as Exhibit "D" and incorporated herein by this reference, dated not more than five days prior to such due date, to the effect that all of the representations and warranties set forth in Section 9.10 are accurate;

                  (5) prior to the Capital  Contribution  payment  referenced in
Section 7.2(b)(4), the General Partner shall deliver to the Limited Partner the following: (A) Certificate of Occupancy on all the apartment units in the Project; (B) copy of the recorded grant deed (warranty deed); (C) copy of the policy of title insurance issued at Permanent Mortgage Commencement; (D) an audited construction cost certification with an itemized cost breakdown; (E) copies of all Mortgage Loan agreements; (F) copies of all Mortgage Notes; and
(G) copy of the Declaration of Restrictive Covenants/Extended Use Agreement entered into between the Partnership and the State Tax Credit Agency responsible for allocating the LIHTC; and

                  (6) prior to the Capital  Contribution  payment  referenced in
Section 7.2(b)(4) the General Partner shall deliver to the Limited Partner Internal Revenue Code Form 8609, or any successor form.

         (b) Provided the conditions of Section 7.2(a) of this Partnership Agreement have been met, the Limited Partner shall make the following Capital
Contributions:

                  (1) $449,280 will be payable upon admittance of the Limited Partner into the Partnership provided the conditions of Section 7.2(a) have been met;

                  (2) $64,183 will be payable upon 50% construction completion as evidenced by the inspecting architect's certification and the construction draw request provided the conditions of Section 7.2(a) have been met;

                  (3) $64,183 will be payable upon Completion of Construction as evidenced by the architect's issuance of a certificate of occupancy and receipt of a letter from the Contractor stating all amounts payable to the Contractor have been paid in full and that the Partnership is not in violation of the Construction Contract provided the conditions of Section 7.2(a) have been met; and

                  (4) $64,183 will be payable the date the Project maintains a debt coverage ratio of 1.11 for 90 consecutive days, the Limited Partner's receipt of , and review of tenant income verification data to determine that 100% of the units in the Project qualify under Section 42 of the Internal Revenue Code, delivery of the Accountant's final Tax Credit cost certification setting forth the Project's eligible basis and the amount of the Tax Credits to which the Partnership is entitled, delivery to the Limited Partner of a fully executed set of the permanent loan documents and IRS Form 8609 provided the conditions of Section 7.2(a) have been met.

         (c) The Special Limited Partner shall make a total Capital Contribution in the amount of $112,750, in cash, on the dates and subject to the conditions herein as follows:

     (1) $78,925 shall be paid when the payment in Section 7.2(b)(1) becomes due and payable;

     (2) $11,275 shall be paid when the payment in Section 7.2(b)(2) becomes due and payable;

     (3) $11,275 shall be paid when the payment in Section 7.2(b)(3) becomes due and payable; and

     (4) $11,275 shall be paid when the payment in Section 7.2(b)(4) becomes due and payable.

         Section 7.3 Repurchase of Limited Partner's Interest. Within 60 days after receipt of written demand therefor from the Limited Partner, the Partnership shall repurchase the Limited Partner's interest in the Partnership by refunding to it in cash the full amount of the Capital Contribution which the Limited Partner has theretofore made in the event that, for any reason, the Partnership shall fail to:

     (a) receive an allocation of LIHTC in the first year of the Tax Credit Period;

     (b) cause the Project to be placed in service by March 1, 1998;

     (c) achieve 90% occupancy of the Project by Qualified Tenants by June 1, 1998;

     (d) obtain the closing of the permanent Mortgage Loan by June 1, 1997;

     (e) meet both the Minimum Set-Aside Test and the Rent Restriction Test not later than December 31 of the first year the Partners elect the LIHTC to commence in accordance with the Code;

     (f) continue to meet both the Minimum Set-Aside Test and the Rent Restriction Test during the period when the Limited Partner is required to make its Capital Contribution to the Partnership;

     (g) reserve an extension of time from the State Tax Credit Agency for the reservation of LIHTC and beyond December 31, 1996; and

     (h) obtain the approval of MHDC, if required, to the amendment of the Limited Partnership Agreement reflected in this Agreement.

         Section 7.4       Adjustment of Capital Contribution.

         (a)(1) As evidenced by IRS Form 8609 and the audited construction cost certification, if the Limited Partner's 99% interest in the Tax Credit is different than $1,116,250 then the Capital Contribution provided for in Section
7.2 shall be adjusted by the amount which will make the total Capital Contribution to be paid by the Limited Partner to the Partnership equal to 57.5% of the total Tax Credits allocated to the Limited Partner. In the event there is a reduction in the Capital Contribution pursuant to this Section 7.4, Projected Tax Credits shall thereafter be referred to as the "Revised Projected Tax Credits." Notwithstanding the provision of this Section, if the Limited Partner has closed its offering to sell its limited partnership interest to the public prior to receipt of a notice of an increase in the Limited Partner's 99% Interest in the Tax Credits then the Partners consent and agree that the Limited Partner is not required to increase its Capital Contribution pursuant to this
Section 7.4(a)(1)and (a)(2).

         (a)(2) As evidenced by the IRS Form 8609, if the total Tax Credit allocated to the Partnership is different than $112,750 per year, then the Capital Contribution of the Special Limited Partner shall be adjusted to equal the amount of the total annual Tax Credits allocated to the Partnership.

         (b) If the Capital Contribution of the Limited Partner and the Special Limited Partner are to be adjusted pursuant to this Section 7.4 during the period when the Limited Partner is required to make their Capital Contribution, then the amount of the adjustment shall be applied to the next Capital Contribution owed by the Limited Partner. If the Capital Contribution reduction referenced in this Section 7.4 is greater than the balance of a Limited Partner's Capital Contribution payments ("Reduction Shortfall") then the amount of the Reduction Shortfall shall be paid by the General Partner to such Limited Partner within ninety days of the General Partner receiving notice of the Reduction Shortfall from the Limited Partner.

         (c) The General Partner will use its best efforts to rent 100% of the Project's apartment units to Qualified Tenants over the fifteen (15) year LIHTC life. If at any time the Accountants determine that the Actual Tax Credit for any fiscal year or portion thereof is less than the Projected Tax Credit, or the Revised Projected Tax Credit, if applicable, pertaining to such fiscal year or portion thereof, then the Capital Contribution of the Limited Partner shall be reduced by an amount equal to the difference between (A) Projected Tax Credits, or the Revised Projected Tax Credits, if applicable, and (B) the Actual Tax Credit. Any reduction in Capital Contribution shall first be applied to reduce the Limited Partner's next Capital Contribution, and any portion of such reduction in excess of such Capital Contribution shall be applied to reduce succeeding Capital Contributions of the Limited Partner. If no further Capital Contribution payments are due and owing from the Limited Partner, then the entire amount of such reduction shall be repaid by the Partnership to the Limited Partner promptly after demand is made therefore. During the first five calendar years of Partnership operations, the General Partner is obligated to provide such funds to the Partnership as shall be necessary to cause the aforesaid payment to be made by the Partnership to the Limited Partner.

         (d) In the event that, for any reason, at any time after the first five calendar years of Partnership operations, if the amount of the Actual Tax Credit shall be less than the Projected Tax Credit (or the Revised Projected Tax Credit, if applicable) (the "Credit Shortfall") then there shall be a corresponding reduction in the General Partner's Cash Flow From Operations in an amount equal to the Credit Shortfall and said amount shall be paid to the Limited Partner. In the event there is not sufficient funds to pay the full Credit Shortfall to the Limited Partner at the time of the next Distribution of Cash Flow From Operations then the Limited Partner shall be treated as having made a constructive advance to the Partnership with respect to such year (a "Credit Shortfall Loan"), which shall be deemed to have been made on January 1 of such year. Credit Shortfall Loans shall be deemed to bear simple interest (not compounded) from the respective dates on which such principal advances are deemed to have been made under this Section 7.4(d) at 7% per annum. Credit Shortfall Loans shall be repaid in the next year in which sufficient monies are available from the General Partner's Cash Flow From Operations. In the event a Sale or Refinancing of the Project occurs prior to repayment in full of the Credit Shortfall Loan then the excess will be paid in accordance with Section 11.2(c).

         Section 7.5 Return of Capital Contribution. From time to time the Partnership may have cash in excess of the amount required for the conduct of the affairs of the Partnership, and the General Partner may, in its sole discretion, determine that such cash should, in whole or in part, be returned to the Limited Partner in reduction of its Capital Contribution. Any Distribution to the Limited Partner pursuant to this Section 7.5, or pursuant to Section 7.4, shall be deemed to have been consented to by the Limited Partner. No such return shall be made:

         (a) Until this Agreement has been amended to reflect such reduction of capital; and

         (b) Unless all liabilities of the Partnership (except those to Partners on account of amounts credited to them pursuant to this Agreement) have been paid or there remain assets of the Partnership sufficient, in the sole discretion of the General Partner, to pay such liabilities.

         Section 7.6 Liability of Limited Partner. The Limited Partner shall not be liable for any of the debts, liabilities, contracts or other obligations of the Partnership. The Limited Partner shall be liable only to make its Capital Contribution in the amounts and on the dates specified in this Agreement and shall not be required to lend any funds to the Partnership or, after its Capital Contribution has been paid, to make any further Capital Contribution to the Partnership.

                                  ARTICLE VIII

                          WORKING CAPITAL AND RESERVES

         Section 8.1 Construction Contingency. The Partnership shall deposit into a fund controlled by MHDC $48,750 for purposes of unforseen construction and development costs. At Completion of Construction, any unused funds shall be released to the Partnership and paid to the General Partner as an Operating Deficit Guarantee Fee.

         Section 8.2 Working Capital Reserve. The Partnership shall deposit into a fund controlled by MHDC $12,860 until Completion of Construction and cost certification. At this time, any remaining funds shall be returned to the Partnership and paid to the General Partner as an Operating Deficit Guarantee Fee.

         Section 8.3 Operating Deficit. The Partnership shall deposit $18,000 into a fund controlled by MHDC to be used for initial Operating Deficits. At stabilized occupancy as defined by MHDC in the Mortgage, any remaining funds in excess of normal cash requirements will be released to the Partnership and paid to the General Partner as an Operating Deficit Guarantee Fee.

                                   ARTICLE IX

                             MANAGEMENT AND CONTROL

         Section 9.1 Power and Authority of General Partner. The General Partner shall have complete and exclusive control over the management of the Partnership business and affairs, and shall have the right, power and authority, on behalf of the Partnership, and in its name, to exercise all of the rights, powers and authority of a partner of a partnership without limited partners. If there is more than one General Partner, all acts, decisions or consents of the General Partner shall require the concurrence of all of the General Partner. No actions taken without the authorization of all the General Partner shall be deemed valid actions taken by the General Partner pursuant to this Agreement. If any General Partner should violate this Agreement, he shall indemnify and hold the other General Partner harmless against all obligations and liabilities arising or resulting from or incidental to said violation. No Limited Partner (except one who may also be a General Partner, and then only in its capacity as General Partner within the scope of its authority hereunder) shall have any right to be active in the management of the Partnership's business or investments or to exercise any control thereover, nor have the right to bind the Partnership in any contract, agreement, promise or undertaking, or to act in any way whatsoever with respect to the control or conduct of the business of the Partnership, except as otherwise specifically provided in this Agreement.

         Section 9.2 Payments to the General Partner and Others.

         (a) The Partnership shall pay to the Developer a Development Fee in the amount of $198,834. The Development Fee shall first be paid from available proceeds in accordance with Section 9.2(b) of this Agreement and if not paid in full then the Development Fee will be paid to the extent permitted in Section
11.1 of this Agreement.

         (b) The Partnership shall retain the sum of $386,580 from the proceeds established in Section 7.2 of this Agreement to be used for supplemental development costs including, but not limited to, land costs, architectural fees, survey and engineering costs, reserves and escrows pursuant to Article VIII of this Agreement, financing cost, loan fees, building materials and labor, but only to the extent of the difference between the Supplemental Development Costs and the Mortgage. If any funds in this Section 9.2(b) are remaining after Completion of Construction and all construction costs are paid in full and the

Construction Loan retired, then the remainder shall first be paid as payment toward any unpaid Development Fee and the balance, if any, shall be paid to the General Partner as a reduction of the General Partner's Capital Contribution to $500.00, any other remainder will be retained by the Partnership as additional working capital.

         (c) The Partnership shall pay to an independent third party, the General Partner or an Affiliate of the General Partner a property management fee for the leasing and management of the Project ("Management Agent") so long as such fee does not exceed the amount referenced in the property management agreement.

                  (i) The General Partner may, upon receiving any required approval of the Mortgage lender, dismiss the Management Agent as the entity responsible for the Project under the terms of the property management agreement; and at the request of the Limited Partner, shall remove the Management Agent in the event that the Management Agent experiences an Event of Bankruptcy, is dissolved, or make an assignment for the benefit of its creditors.

         (d) The Partnership shall pay to the Limited Partner a fee (the ("Reporting Fee") commencing in 1998 for its services in connection with the Partnership's accounting matters relating to the Limited Partner and assisting with the preparation of tax returns and the reports required in Sections 14.2 and 14.3 in the annual amount of 15% of Cash Flow From Operations but in no event less than $1,500 per year. The Reporting Fee shall be paid in accordance with Section 11.1 of this Agreement.

         (e) The Partnership shall pay to the Property Manager an Incentive Management Fee equal to 40% of available Cash Flow From Operations for each year of the Partnership commencing in 1997. The Incentive Management Fee shall be paid in accordance with Section 11.1 of this Agreement.

         Section 9.3 Specific Powers of the General Partner.

         (a) In the Partnership's name and behalf, the General Partner may acquire (including by fee or real estate contract), hold, sell, transfer, assign, lease or otherwise deal with any real, personal or mixed property, interest therein or appurtenance thereto.

         (b) In the Partnership's name and behalf, the General Partner may employ, contract and otherwise deal with, from time to time, Persons whose services are necessary or appropriate in connection with management and operation of the Partnership business, including, without limitation, contractors, agents, brokers, accountants and attorneys, on such terms as the General Partner shall determine.

     (c) In the Partnership's name and behalf, the General Partner may bring or defend, pay, collect, compromise, arbitrate, resort to legal action or otherwise adjust claims or demands of or against the Partnership.

     (d) In the Partnership's name and behalf, the General Partner may pay as a Partnership expense any and all costs and expenses associated with the formation, development, organization and operation of the Partnership, including the expense of annual audits, tax returns and MHDC, LIHTC compliance.

     (e) In the Partnership's name and behalf, the General Partner may deposit, withdraw, invest, pay, retain and distribute the Partnership's funds in a manner consistent with the provisions of this Agreement.

     (f) The General Partner may require in any or all Partnership contracts that the General Partner shall not have any personal liability thereunder but that the Person contracting with the Partnership shall look solely to the Partnership and its assets for satisfaction.

     (g) In the Partnership's name and behalf, the General Partner may execute, acknowledge and deliver any and all instruments to effectuate any of the foregoing.

         Section 9.4 Limitations on General Partner's Power and Authority. Notwithstanding the foregoing provisions of this Article IX, the General Partner shall not:

     (a) Act in contravention of this Agreement;

     (b) Act in any manner which would make it impossible to carry on the ordinary business of the Partnership;

     (c) Confess a judgment against the Partnership;

     (d) Possess Partnership property, or assign the Partner's right in specific Partnership property, for other than the exclusive benefit of the Partnership;

     (e) Admit a Person as a General Partner except as provided in this Agreement;

     (f) Admit a Person as a Limited Partner except as provided in this Agreement;

     (g) Violate the Mortgage Loan or Mortgage Note;

     (h) Cause the Project apartment units to be rented to anyone other than Qualified Tenants;

     (i) Violate the Minimum Set-Aside Test for the Project;

     (j) Cause any recapture of the Tax Credits;

     (k) Permit any creditor who makes a nonrecourse loan to the Partnership to have, or to acquire at any time as a result of making such loan, any direct or indirect interest in the profits, income, capital or other property of the Partnership, other than as a secured creditor; or

     (l) Commingle funds of the Partnership with the funds of another Person; provided, however, that the General Partner may establish a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of affiliated limited partnerships, provided that Partnership funds are protected from claims of such other partnerships and/or their creditors.

         Section 9.5 Restrictions on Authority of General Partner. Without the prior approval of the Limited Partner the General Partner shall not:

     (a) Sell, exchange, lease (except leases to Qualified Tenants) or otherwise dispose of all or a substantial part of the assets of the Partnership;

     (b) Incur indebtedness other than the Mortgage Loan in the name of the Partnership, other than in the ordinary course of the Partnership's business;

     (c) Engage in any transaction not expressly contemplated by this Agreement in which the General Partner has an actual or potential conflict of interest with the Limited Partner;

     (d) Admit a General Partner, or elect to continue the Partnership's business after a General Partner ceases to be a General Partner (other than by removal) where there is no remaining or surviving General Partner;

     (e) Contract away the fiduciary duty owed to the Limited Partner at common law; or

     (f) Take any action which would cause the Project to fail to qualify, or which would cause a termination or discontinuance of the qualification of the Project, as a "qualified low income housing project" under Section 42(g)(1) of the Code, as amended, or any successor thereto, or which would cause the Limited Partner to fail to obtain the Projected Tax Credits or which would cause the recapture of any LIHTC.

     Section 9.6 Duties of General Partner. The General Partner agrees that it shall at all times:

     (a) Diligently and faithfully devote such of its time to the business of the Partnership as may be necessary to properly conduct the affairs of the Partnership;

     (b) File and publish all certificates, statements or other instruments required by law for the formation and operation of the Partnership as a limited partnership in all appropriate jurisdictions;

     (c) Cause the Partnership to carry adequate public liability insurance, comprehensive casualty insurance for not less than the full insurable value of the Project and such other insurance as is generally maintained for properties similar to the Project;

     (d) Have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control and not employ or permit another to employ such funds or assets in any manner except for the benefit of the Partnership;

     (e) Comply with all MHDC, Code and state rules and regulations for rural rental housing, LIHTC; and

     (f) Perform such other acts as may be expressly required of it under the terms of this Agreement.

         Section 9.7 Partnership Expenses.

         (a) All of the Partnership's expenses shall be billed directly to and paid by the Partnership to the extent practicable. Reimbursements to the General Partner or any of its Affiliates by the Partnership shall be allowed only for the Partnership's operating cash expenses and only subject to the limitations on the reimbursement of such expenses set forth herein. As used in this Section 9.7 the term "operating cash expenses" shall mean, with respect to any fiscal period, the amount of cash disbursed by the Partnership in that period in the ordinary course of business for the payment of its operating expenses, such as expenses for advertising and promotion, management, utilities, repair and maintenance, insurance, Partner communications, legal, accounting, statistical and bookkeeping services, use of computing or accounting equipment, travel and telephone expenses, salaries and direct expenses of Partnership employees while engaged in Partnership business, and any other operational and administrative expenses necessary for the prudent operation of the Partnership. Without limiting the generality of the foregoing, "operating cash expenses" shall include fees paid by the Partnership to the General Partner or any Affiliate of the General Partner permitted by this Agreement and the actual cost of goods, materials and administrative services used for or by the Partnership, whether incurred by the General Partner, an Affiliate of the General Partner or a nonaffiliated Person in performing the foregoing functions. As used in the preceding sentence, "actual cost of goods and materials" means the actual cost of goods and materials used for or by the Partnership and obtained from entities not affiliated with the General Partner, and actual cost of administrative services means the pro rata cost of personnel (as if such persons were employees of the Partnership) associated therewith, but in no event to exceed the amount which would be charged by nonaffiliated Persons for comparable goods and services.

         (b) Reimbursement to the General Partner or any of its Affiliates of operating cash expenses pursuant to Subsection (a) hereof shall be subject to the following:

     (i) No such reimbursement shall be permitted for services for which the General Partner or any of its Affiliates is entitled to compensation by way of a separate fee; and

     (ii) No such reimbursement shall be made for (a) rent or depreciation, utilities, capital equipment or other such administrative items, and (b) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any "controlling person" of the General Partner or any Affiliate of the General Partner. For the purposes of this Section 9.7(b)(ii), "controlling person" includes, but is not limited to, any Person, however titled, who performs functions for the General Partner or any Affiliate of the General Partner similar to those of: 1) chairman or member of the board of directors; (2) executive management, such as president, vice president or senior vice president, corporate secretary or treasurer; (3) senior management, such as the vice president of an operating division who reports directly to executive management; or (4) those holding 5% or more equity interest in such General Partner or any such Affiliate of the General Partner or a person having the power to direct or cause the direction of such General Partner or any such Affiliate of the General Partner, whether through the ownership of voting securities, by contract or otherwise.

         Section 9.8 General Partner Expenses. The General Partner or Affiliates of the General Partner shall pay all Partnership expenses which are not permitted to be reimbursed pursuant to Section 9.7 and all other expenses which are unrelated to the business of the Partnership.

         Section  9.9  Other  Business  of  Partners.  Any  Partner  may  engage independently or with others in other business ventures of every nature and description, including, without limitation, the acquisition, development, construction, operation and management of real estate projects and developments of every type on their own behalf or on behalf of other partnerships, joint ventures, corporations or other business ventures formed by them or in which they may have an interest, including, without limitation, business ventures similar to, related to or in direct or indirect competition with the Project except if prohibited under a non-competition agreement. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom.

         Section 9.10 Covenants, Representations and Warranties. The General Partner covenants, represents and warrants that the following are presently true and will be true during the term of this Agreement, to the extent then applicable:

         (a) The Partnership is a duly organized limited partnership validly existing under the laws of the State and has complied with all filing requirements necessary for the protection of the limited liability of its Limited Partners.

     (b) This Partnership Agreement and the Project Documents are in full force and effect and neither the Partnership nor the General Partner is in breach or violation of any provisions thereof or of any MHDC regulation.

     (c) Existing improvements, if any, on the Project have been completed substantially in conformity with the Project Documents, and the Project is being operated in accordance with standards and procedures which are prudent and customary for the operation of properties similar to the Project.

     (d)  Additional  construction  on the Project,  if any,  shall be completed
substantially   in  conformity   with  the  Project   Documents  and  any  other
requirements necessary to obtain Completion of Construction.

     (e) No Partner has any personal liability with respect to or has personally guaranteed the payment of the permanent Mortgage.

     (f) The Partnership is in compliance with all construction and use codes applicable to the Project and is not in violation of any zoning, environmental or similar regulations applicable to the Project.

     (g) The Partnership owns the fee simple interest in the Project, subject only to liens (except those with respect to which an adequate bond or other financial security has been issued) which, in the aggregate, do not exceed $10,000 and the Mortgage Loan.

     (h) The Construction Contract has been entered into between the Partnership and the Contractor; no other consideration or fee shall be paid to the Contractor other than amounts set forth in the Construction Contract.

     (i) A builder's risk insurance policy in favor of the Partnership will be and is in full force and effect until Completion of Construction.

     (j) As of the date hereof, at funding of the Construction Loan and upon Permanent Mortgage Commencement, fire and extended coverage insurance for the full replacement value of the Project (excluding the value of the land, site utilities, landscaping and foundations) and worker's compensation and public liability insurance, all in favor of the Partnership, is and will be in full force and effect and will be kept in full force and effect during the term of the Partnership; all such policies shall be amounts and with insurers satisfactory to the permanent lender and shall be paid out of Partnership assets.

     (k) The Partnership will allocate to the Limited Partner the Projected Annual Tax Credits and will allocate to the Special Limited Partner the Projected Missouri Tax Credits.

     (l) No charges or encumbrances exist with respect to the Project other than those which are created or permitted by the Project Documents or are noted or excepted in the title policy for the Project.

     (m) The buildings on the Project site shall constitute a "qualified low-income housing project" as defined in Section 42(g) of the Code, and as amplified by the Treasury Regulations thereunder. In this connection, not later than December 31 of the first year in which the Partners elect the LIHTC to commence in accordance the Code.

     (n) No event or proceeding, including, but not limited to, any (A) legal actions or proceedings before any court, commission, administrative body or other governmental authority, and (B) acts of any governmental authority having jurisdiction over the zoning or land use laws applicable to the Project, has occurred the continuing effect of which has: (i) materially or adversely affected the operation of the Partnership or the Project (except to the extent that funds are available to the Partnership to correct or cure such event or proceeding); (ii) materially or adversely affected the ability of the General Partner to perform its obligations hereunder or under any other agreement with respect to the Project; or (iii) prevented the completion of construction of the improvements in substantial conformity with the Project Documents, other than legal proceedings which have been bonded against (or as to which other adequate financial security has been issued) in a manner as to indemnify the Partnership against loss; provided that the foregoing does not apply to matters of general applicability which would adversely affect the Partnership, the General Partner, Affiliates of the General Partner or the Project only insofar as they or any of them are part of the general public.

         (o) Neither the Partnership nor the General Partner has any liabilities, contingent or otherwise, which have not been disclosed in writing to the Limited Partner and which in the aggregate do not affect the ability of the Limited Partner to obtain the anticipated benefits of its investment in the Partnership.

         (p) The General Partner has and shall maintain a net worth as required by Revenue Procedure 89-12, 1989-7 I.R.B., or any successor thereto.

         The General Partner shall be liable to the Limited Partner for any costs, damages, loss of profits, diminution in the value of its investment in the Partnership, or other losses, of every nature and kind whatsoever, direct or indirect, realized or incurred by the Limited Partner as a result of any material breach of the representations and warranties set forth in this Section 9.10.

                                    ARTICLE X

                    ALLOCATIONS OF INCOME, LOSSES AND CREDITS

         Section 10.1 General. All items includable in the calculation of Income or Loss not arising from a Sale or Refinancing and not specially allocated as provided in this Article X, including all Tax Credits, shall be allocated 99% to the Limited Partner and 1% to the General Partner. Any and all Missouri Tax Credits shall be allocated to the Special Limited Partner. Missouri Tax Credits are those Tax Credits under the State of Missouri Tax Code deductiable from income tax, otherwise payable to the State of Missouri.

         Section 10.2 Allocations From Sale or Refinancing. All Income and Losses arising from a Sale or Refinancing shall be allocated between the Partners as follows:

         (a)      As to Income:

                  (1) First, an amount of Income equal to the aggregate negative balances (if any) in the Capital Accounts of all Partners having negative Capital Accounts (prior to taking into account the Sale or Refinancing and the Distribution of the related Sale or Refinancing Proceeds, but after giving effect to Distributions of Cash Flow From Operations and allocations of other Income and Losses pursuant to this Article X up to the date of the Sale or Refinancing) shall be allocated to such Partners in proportion to their negative Capital Account balances until all such Capital Accounts shall have zero balances; and

     (2) Second, an amount of Income sufficient to increase the Limited Partner's positive Capital Account balance to its Capital Contribution and to increase the Limited Partner's positive Capital Account balance to an amount equal to its Capital Contribution, shall be allocated to the Limited Partner;

     (3) Third, an amount of Income sufficient to increase the General Partner's Capital Account to an amount equal to its Capital Contribution;

     (4) Fourth, an amount of Income sufficient to increase the Special Limited Partner's positive Capital Account balance to an amount equal to 1/2 of its Capital Contribution.

     (5) Fifth, such Income shall be allocated 50% to the Limited Partner, 5% to the Special Limited Partner, and 45% to the General Partner until the Special Limited Partner has been allocated an amount equal to 1/2 of its Capital Contribution; and

     (6) The balance, if any, of such Income shall be allocated 50% to the Limited Partner, .1% to the Special Limited Partner, and 49.9% to the General Partner.

         (b)      As to Losses:

     (1) an amount of Losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Partners having positive Capital Accounts (prior to taking into account the Sale or Refinancing and the Distribution of the related Sale or Refinancing Proceeds, but after giving effect to Distributions of Cash Flow From Operations and allocations of Income and Losses pursuant to
Section 10.1 up to the date of the Sale or Refinancing) shall be allocated to such Partners in proportion to their positive Capital Account balances until all such Capital Accounts shall have zero balances; and

     (2) the balance of any such Losses shall be allocated 98.9% to the Limited Partner, .1% to the Special Limited Partner and 1% to the General Partner.

         (c)  Notwithstanding  the foregoing  provisions of Section  10.2(a) and
(b), in no event shall any Losses be allocated to the Limited Partner or the Special Limited Partner if and to the extent that such allocation would create or increase an Adjusted Capital Account Deficit for the Limited Partner. Subject to Section 10.3(o) in the event an allocation of 98.9% of each item includable in the calculation of Income or Loss not arising from a sale or Refinancing, would create or increase an Adjusted Capital Account Deficit for the Limited Partner or an allocation of .1% of each item includable in the calculation of Income or Loss not arising from a Sale or Refinancing, would create or increase an Adjusted Capital Account Deficit for the Special Limited Partner, then so much of the items of deduction other than projected depreciation shall be allocated to the General Partner instead of the Limited Partner or Special Limited Partner as is necessary to allow the Limited Partner to be allocated 98.9% of the items of income and Project depreciation without creating or increasing an Adjusted Capital Account Deficit for the Limited Partner or the Special Limited Partner, it being the intent of the parties that the Limited Partner always shall be allocated 98.9% of the items of Income other than Income allocated pursuant to Section 10.3(o) not arising from a Sale or Refinancing and 98.9% of the Project depreciation, and the Special Limited Partner being allocated .1% of such items.

     Section 10.3 Special Allocations. The following special allocations shall be made in the following order:

         (a) Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provisions of this Article X, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Person's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations. This Section 10.3(a) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

         (b) Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Article X, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Person who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such

Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Person's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 10.3(b) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

         (c) In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5), or Section
1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 10.3(c) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 10.3 have been tentatively made as if this Section 10.3(c) were not in the Agreement.

         (d) In the event any Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Partner is obligated to restore, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 10.3(d) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 10.3 have been tentatively made as if this Section 10.3(d) and Section 10.3(c) hereof were not in the Agreement.

         (e) Nonrecourse Deductions for any fiscal year shall be specially allocated 99% to the Limited Partner and 1% to the General Partner.

         (f) Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

         (g) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or
Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Treasury Regulations
Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event that Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

         (h) To the extent the Partnership has taxable interest income with respect to any promissory note pursuant to Section 483 or Section 1271 through 1288 of the Code:

                  (1) Such interest income shall be specially allocated to the Limited Partner to whom such promissory note relates; and

                  (2) The amount of such interest income shall be excluded from the Capital Contributions credited to such Partner's Capital Account in connection with payments of principal with respect to such promissory note.

         (i) In the event the adjusted tax basis of any investment tax credit property that has been placed in service by the Partnership is increased pursuant to Code Section 50(c), such increase shall be specially allocated among the Partners (as an item in the nature of income or gain) in the same proportions as the investment tax credit that is recaptured with respect to such property is shared among the Partners.

         (j) Any reduction in the adjusted tax basis (or cost) of Partnership investment tax credit property pursuant to Code Section 50(c) shall be specially allocated among the Partners (as an item in the nature of expenses or losses) in the same proportions as the basis (or cost) of such property is allocated pursuant to Treasury Regulations Section 1.46-3(f)(2)(i).

         (k) Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of an interest in the Partnership by the Partnership to a Partner (the "Issuance Items") shall be allocated among the Partners so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Partner, shall be equal to the net amount that would have been allocated to each such Partner if the Issuance Items had not been realized.

         (l) If any Partnership expenditure treated as a deduction on its federal income tax return is disallowed as a deduction and treated as a distribution pursuant to Section 731(a) of the Code, there shall be a special allocation of gross income to the Partner deemed to have received such distribution equal to the amount of such distribution.

         (m) The allocation to the General Partner of each material item of Partnership income, loss, deduction or credit will not be less than 1% of each such item at all times during the existence of the Partnership.

         (n) Interest deduction on the Partnership indebtedness referred to in
Section 6.3 shall be allocated 100% to the General Partner.

         (o) The Special Limited Partner shall be specially allocated 25% of operating deductions, not including Project depreciation, interest deductions, or amortized amounts. This special allocation shall be suspended if and to the extent that it would create or increase an adjusted Capital Account Deficit for the Special Limited Partner.

         Section 10.4 Curative Allocations. The allocations set forth in Sections 10.2(c), 10.3(a), 10.3(b), 10.3(c), 10.3(d), 10.3(e), 10.3(f), and
10.3(g) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this
Section 10.4.  Therefore,  notwithstanding any other provision of this Article X

(other than the Regulatory Allocations), with the Consent of the Limited Partner, the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner the General Partner, with the Consent of the Limited Partner, determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 10.1, 10.2(a), 10.2(b), 10.3(h), 10.3(i), 10.3(j), 10.3(k), 10.3(l), 10.3(m), 10.3(n)
and 10.5. In exercising its authority under this Section 10.4, the General Partner shall take into account future Regulatory Allocations under Section 10.3(a) and 10.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 10.3(e) and 10.3(f).

         Section 10.5 Other Allocation Rules.

         (a) The basis (or cost) of any Partnership investment tax credit property shall be allocated among the Partners in accordance with Treasury Regulations Section 1.46-3(f)(2)(i). All Tax Credits (other than the investment tax credit) shall be allocated among the Partners in accordance with applicable law. Consistent with the foregoing, the Partners intend that LIHTC will be allocated 99% to the Limited Partner and 1% to the General Partner.

         (b) In the event Partnership investment tax credit property is disposed of during any taxable year, profits for such taxable year (and, to the extent such profits are insufficient, profits for subsequent taxable years) in an amount equal to the excess, if any, of (1) the reduction in the adjusted tax basis (or cost) of such property pursuant to Code Section 50(c), over (2) any increase in the adjusted tax basis of such property pursuant to Code Section 50(c) caused by the disposition of such property, shall be excluded from the profits allocated pursuant to Section 10.1 and Section 10.2(a) hereof and shall instead be allocated among the Partners in proportion to their respective shares of such excess, determined pursuant to Section 10.3(i) and 10.3(j) hereof. In the event more than one item of such property is disposed of by the Partnership, the foregoing sentence shall apply to such items in the order in which they are disposed of by the Partnership, so the profits equal to the entire amount of such excess with respect to the first such property disposed of shall be allocated prior to any allocations with respect to the second such property disposed of, and so forth.

     (c) For purposes of determining the Income, Losses, or any other items allocable to any period, Income, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner with the Consent of the Limited Partner, using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

     (d) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Treasury Regulations Section 1.752-3(a)(3). The Partners' interests in Partnership profits are as follows: Limited Partner: 99% and General Partner:
1%.

     (e) To the extent permitted by Section 1.704-2(h)(3) of the Treasury Regulations, the General Partner shall endeavor to treat Distributions as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such Distributions would cause or increase an Adjusted Capital Account Deficit for any Partner who is not a General Partner.

     (f) Tax Credits shall be allocated 99% to the Limited Partner and 1% to the General Partner. In the event there occurs a recapture of Tax Credits previously allocated to the Partners, the responsibility for the recapture of such Tax Credits shall be allocated in accordance with the requirements of the Code and the Treasury Regulations; namely, to the Partners (if permitted by applicable law) who are or are deemed to be Partners in the year in which such recapture occurs, in accordance with their interests in the losses of the Partnership for that year. Missouri Tax Credits shall be allocated 100% to the Special Limited Partner, which Special Limited Partner also shall be allocated 100% of any recapture of Missouri Tax Credits.

         Section 10.6 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.25(a) hereof).

         In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.28(b) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

         Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 10.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Income, Losses, other items, or distributions pursuant to any provision of this Agreement.

         Section 10.7 Allocation Among Limited Partners. In the event that the Interest of the Limited Partner hereunder is at any time held by more than one Limited Partner all items which are specifically allocated to the Limited Partner for any month pursuant to this Article X shall be apportioned among such Persons according to the ratio of their respective profit-sharing interests in the Partnership at the last day of such month.

         Section 10.8 Allocation Among General Partners. In the event that the Interest of the General Partner hereunder is at any time held by more than one General Partner all items which are specifically allocated to the General Partner for any month pursuant to this Article X shall be apportioned among such Persons in such percentages as may from time to time be determined by agreement among them without amendment to this Agreement.

         Section 10.9 Modification of Allocations. The provisions of Articles X and XI and other provisions of this Agreement are intended to comply with Treasury Regulations Section 1.704 and shall be interpreted and applied in a manner consistent with such section of the Treasury Regulations. In the event that the General Partner determines, in its sole discretion, that it is prudent to modify the manner in which the Capital Accounts of the Partners, or any debit or credit thereto, are computed in order to comply with such section of the Treasury Regulations, the General Partner may make such modification to the minimum extent necessary, to effect the plan of allocations and Distributions provided for elsewhere in this Agreement. Further, the General Partner shall make any appropriate modifications in the event it appears that unanticipated events (e.g., the existence of a Partnership election pursuant to Code Section
754) might otherwise cause this Agreement not to comply with Treasury Regulation
Section 1.704.

                                   ARTICLE XI

                                  DISTRIBUTION

         Section 11.1 Distribution of Cash Flow From Operations.

         Cash Flow From Operations for each fiscal year shall be distributed within seventy-five (75) days following each calendar year and shall be applied in the following order of priority:

     (a) To pay the current Reporting Fee and then to pay any accrued Reporting Fees which have not been paid in full from previous years;

     (b) To pay the Operating Loans, if any, as referenced in Section 6.2(b) of this Agreement, limited to 50% of the Cash Flow From Operations;

     (c) To pay the Incentive Management Fee in an amount equal to 40% of the Cash Flow Operations remaining after reduction for the payments made pursuant to subsequent (a) and (b) of this Section 11.1; and

     (d) The balance thereof, if any, shall be distributed annually 50% to the Limited Partner and 50% to the General Partner.

         Section 11.2 Distribution Upon Sale or Refinancing. Provided the Distribution is not determined to be a liquidating distribution pursuant to Treasury Regulation 1.704- 1(b)(2)(ii)(g), funds available for distribution upon Sale or Refinancing shall be distributed in the following order:

     (a) To the payment of the Mortgage Note and other matured debts and liabilities of the Partnership, if applicable;

     (b) To the payment of any other priority debt in accordance with State law;

     (c) To any accrued payments or loan repayments owing to the Partners, to be paid prorata if necessary;

     (d) To the establishment of any reserves which the General Partner shall deem reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Partnership;

     (e) To the Limited Partner in an amount equal to its Capital Contribution;

     (f) To the General Partner in an amount equal to its Capital Contribution; and

     (g) Thereafter, 50% to the Limited Partner and 49.9% to the General Partner and .1% to the Special Limited Partner.


                                   ARTICLE XII

                         VOLUNTARY TRANSFERS OF LIMITED
                      PARTNER'S INTEREST IN THE PARTNERSHIP

         Section 12.1 Assignment of Limited Partner's Interest. The Limited Partner shall not have the right to assign all or any part of its interest in the Partnership to any other Person, whether or not a Partner, except:

     (a) By a written instrument in form and substance satisfactory to the General Partner and its counsel, setting forth the name and address of the proposed transferee, the nature and extent of the interest which is proposed to be transferred and the terms and conditions upon which the transfer is proposed to be made, stating that the Assignee accepts and agrees to be bound by all of the terms and provisions of this Agreement, and providing for the payment of all reasonable expenses incurred by the Partnership in connection with such assignment, including but not limited to the cost of preparing the necessary amendment to this Agreement;

     (b) Upon consent of the General Partner to such assignment, which shall not be unreasonably withheld;

     (c) Upon receipt by the General Partner of an opinion of counsel acceptable to the General Partner that such assignment complies with all applicable federal and state securities laws; and

     (d) Upon receipt by the General Partner of the Assignee's written representation that the Partnership interest is to be acquired by him for his own account for long-term investment and not with a view toward resale, fractionalization, division or distribution thereof.

         THE LIMITED PARTNERSHIP INTEREST DESCRIBED HEREIN HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR UNDER ANY STATE
SECURITIES  LAW. THE INTEREST  MAY NOT BE SOLD OR OTHERWISE  TRANSFERRED  UNLESS
REGISTERED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         Section 12.2 Effective Date of Transfer. Any assignment of a Limited Partner's interest pursuant to Section 12.1 shall become effective as of the last day of the calendar month in which the last of the conditions to such assignment are satisfied.

         Section 12.3 Invalid Assignment. Any purported assignment of an interest of a Limited Partner otherwise than in accordance with Section 12.1 or
Section 12.6 shall be of no effect as between the Partnership and the purported assignee and shall be disregarded by the General Partner in making allocations and Distributions hereunder.

         Section 12.4 Assignee's Rights to Allocations and Distributions. An Assignee shall be entitled to receive allocations of Partnership tax items and Distributions from the Partnership attributable to the Partnership interest acquired by reason of any permitted assignment from and after the first day of the calendar month following the month which ends with the effective date of the transfer of such interest as provided in Section 12.2. The Partnership and the General Partner shall be entitled to treat the assignor of such Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for allocations of Partnership items and Distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership.

         Section 12.5 Substitution of Assignee as Limited Partner.

         (a) An Assignee shall not have the right to become a substitute Limited Partner in place of his assignor unless the written consent of the General Partner to such substitution shall have been obtained, which consent, in the General Partner's absolute discretion, may be withheld. No consent or other action of any non-assigning Limited Partner shall be required for the admission to the Partnership of any substitute Limited Partner.

         (b) A nonadmitted transferee of a Limited Partner's interest in the Partnership shall only be entitled to receive that share of allocations, Distributions and the return of Capital Contribution to which its transferor would otherwise be entitled with respect to the interest transferred, and shall have no right to obtain any information on account of the Partnership's transactions, to inspect the Partnership's books and records or have any other of the rights and privileges of a Limited Partner, provided, however, that the Partnership shall, if a transferee and transferor jointly advise the General Partner in writing of a transfer of an interest in the Partnership, furnish the transferee with pertinent tax information at the end of each fiscal year of the Partnership.

         (c) The General Partner may elect to treat a transferee of a Partnership interest who has not become a substitute Limited Partner as a substitute Limited Partner in the place of its transferor should it deem in its absolute discretion that such treatment is in the best interest of the Partnership.

         Section 12.6 Death, Bankruptcy, Incompetency, etc. of a Limited Partner. Upon the death, dissolution, adjudication of bankruptcy, insanity or adjudication of incompetency of a Limited Partner, such Partner's executors, administrators or legal representatives shall have all the rights of a Limited Partner for the purpose of settling or managing such Partner's estate, including such power as such Partner possessed to constitute a successor as a transferee of its interest in the Partnership and to join with such transferee in making the application to substitute such transferee as a Partner. However, such executors, administrators or legal representatives will not have the right to become substitute Limited Partners in the place of their predecessor-in-interest unless the General Partner shall so consent.

                                  ARTICLE XIII

                     RESIGNATION, REMOVAL AND REPLACEMENT OF
                                 GENERAL PARTNER

         Section 13.1 Resignation of General Partner. The General Partner may resign only with the prior written approval of the Limited Partner, which shall be conditioned upon the agreement of one or more successor General Partner who satisfy the requirements of Section 13.3 of this Agreement to be admitted as substitute General Partner(s).

         Section 13.2 Removal of General Partner.

         (a) Subject to the limitations imposed on the Project and the Partnership by applicable MHDC regulations, the Limited Partner may remove the General Partner:

                  (1)      For cause if such General Partner has:

                         (A) Been subject to an Event of Bankruptcy;

                         (B) Committed any fraud, willful misconduct,  breach of
fiduciary duty or other grossly negligent conduct in the performance of its duties under this Agreement;

                         (C) Made personal use of Partnership funds or
properties;

                         (D)  Violated the terms of the Mortgage Note, and such
violation prompts the MHDC to issue a default letter or acceleration notice to the Partnership or General Partner and such conduct caused the Partnership to suffer an uninsurable loss;

                         (E)  Materially breached any representation,  warranty
or covenant contained in this Agreement or failed to perform any action which may be required by this Agreement and such conduct caused the Partnership to suffer an uninsurable loss;

                         (F)  Materially violated  any federal or state tax law
which  causes a recapture of LIHTC; or

                         (G)  Failed during any six-month period  during  the
first 15 years of Project operations to cause at least 85% of the total apartment units in the Project to qualify for LIHTC, unless such failure is the result of fire, flood, earthquake or other act of God or unless such failure is cured within 120 days after the end of the six-month period.

         (b) Written notice of the removal for cause of the General Partner shall be served upon the General Partner either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the reasons for the removal, if any, and the date upon which the removal is to become effective. Notwithstanding, if either Section 13.2(a)(1)(B) or(c) is the basis for the removal for cause then the General Partner shall have 30 days in which to object to such removal by written notice to the Limited Partner. If the General Partner does not object within such 30 day period, the removal shall be effective as of the expiration of such period. If the General Partner object, the matter shall be submitted within 30 days of such notice of objection to binding arbitration which shall conform to the rules of the American Arbitration Association, as far as appropriate. The decision of the arbitrators shall be final and binding upon the parties in a court of competent jurisdiction. Within 25 days after the General Partner gives notice of its objection to its removal, the Limited Partner and the General Partner shall each select one arbitrator and the two arbitrators chosen shall select a third arbitrator. The three arbitrators shall hold a hearing within 30 days after their selection and shall render a decision as to whether or not the removal of the General Partner was appropriate under the circumstances. The decision of a majority of the arbitrators shall be final and binding. The cost of arbitration shall be borne one half by the Partnership and one half by the General Partner.

         (c) Upon receipt of such the notice of removal for cause, the General Partner shall cause an accounting to be prepared covering the transactions of the Partnership from the end of the previous fiscal year through the date of receipt of such notice, and thereafter it shall not sell or dispose of Partnership assets in the ordinary course of business of the Partnership or otherwise unless such sale or disposition is subject to a contract entered into by and binding upon the Partnership prior to the date upon which such notice was received by the General Partner. If possible, the accounting shall be completed by the effective date of the removal and shall be in sufficient detail to accurately and fully reflect the earnings or losses for the period and the financial condition of the Partnership. The expenses of the accounting shall be borne by the General Partner.

         (d) The removal of the General Partner for cause shall become effective upon the date set forth in the notice. Such General Partner shall (i) cease to be a Partner of, or have any further interest in, the Partnership as of the effective date of the removal; (ii) be entitled to receive as its sole compensation for its interest in the Partnership an amount equal to its Capital Account balance as of the effective date of the removal, payable upon the dissolution and termination of the Partnership after all of the Partners have been distributed the positive balances in their Capital Accounts; and (iii) remain liable to restore any deficit balance in its Capital Account as of the date of its removal as provided in Section 15.3(b) of this Agreement.

         Section 13.3 Admission of Substitute General Partner. No Person shall be admitted as a substitute General Partner unless (i) such Person shall have agreed to become a substitute General Partner by a written instrument which shall include the acceptance and adoption of this Agreement; (ii) the Limited Partner shall have consented in writing to the admission of such Person as a substitute General Partner; (iii) such Person, if a corporation, shall satisfy the "safe harbor" guidelines established by Revenue Procedure 89-12, 1989-7 I.R.B. or any successor Revenue Procedure; and (iv) such Person shall have executed and acknowledged any other instruments which the withdrawing General Partner shall reasonably deem necessary or appropriate to affect the admission of such Person as a substitute General Partner. If the foregoing conditions are satisfied, this Agreement shall be amended in accordance with the provisions of the Act, and all other steps shall be taken which are reasonably necessary to effect the withdrawal of the withdrawing General Partner and the substitution of the substitute General Partner. Nothing contained herein shall reduce the Limited Partner's interest in the Partnership.

         Section 13.4 Continuing Liability. In the event a General Partner withdraws from the Partnership or sells, transfers or assigns its entire interest pursuant to this Article XIII, such General Partner shall be, and shall remain, liable for all obligations and liabilities incurred as General Partner and the Partnership prior to the effective date of such event and shall be free of any obligation or liability incurred on account of the activities of the Partnership after such time.

         Section 13.5 Transfer of Interest. Except as otherwise provided herein, the General Partner may not assign, transfer, mortgage or sell any portion of its interest in the Partnership, or enter into any agreement as the result of which any Person shall become interested in the Partnership, without the consent of the Limited Partner. A transferee of the General Partner's interest in the Partnership shall not become a General Partner.

         Section 13.6 Payment to General Partner Upon Resignation, Death or Insanity.

         (a) Upon the resignation of the General Partner pursuant to Section 13.1, or the dissolution, death or insanity of the General Partner, or removal of the General Partner in accordance with Section 13.2(a)(1)(A),(D) and if the business of the Partnership is to be continued with one or more successor or additional General Partner(s), the Partnership shall have the right, with the approval of the Limited Partner and MHDC, if required, but not the obligation, to terminate such General Partner's Partnership Interest upon payment to such General Partner of the Fair Market Value of such Interest as determined by two independent appraisers. If the Partnership does not terminate the General Partner's Partnership interest pursuant to the previous sentence, then the General Partner shall retain the same Interest in the Income, Losses, Tax Credits, Distributions and Capital of the Partnership as it previously held under this Agreement, but such interest shall be as a special limited partner; and the General Partner shall not be personally liable for Partnership debts incurred after such General Partner's ceases to be a General Partner. The terminated General Partner or its representative shall choose one appraiser and the successor or continuing General Partner(s) shall choose one appraiser. If such appraisers cannot agree upon the Fair Market Value of the General Partner's Partnership interest within 30 days after the effective date of the termination of the General Partner, the two appraisers so chosen shall jointly choose a third appraiser. The Fair Market Value of the General Partner's Partnership interest shall be the appraisal submitted by the third appraiser whose determination shall be final and binding. Each of the parties shall compensate its own appraiser and the compensation of the third appraiser shall be borne equally by such parties. If the continuing or successor General Partner(s) fail to choose an appraiser, the Fair Market Value of the General Partner's Partnership Interest shall be determined by the appraiser chosen by the terminated General Partner. If the terminated General Partner fails to choose an appraiser, the Fair Market Value of the terminated General Partner's Partnership Interest shall be determined by the appraiser chosen by the continuing or successor General Partner(s).

         (b) The purchase price of the General Partner's Partnership Interest upon resignation, dissolution, death or insanity, as determined pursuant to
Section 13.6(a), shall be paid by the Partnership by delivering to the General Partner or its representative as the case may be the Partnership's unsecured promissory note bearing interest at a rate which is equal to the lesser of 2% per annum in excess of the then prevailing prime or reference rate charged by Bank of America N.T. & S.A., Main Office, San Francisco, California, or the maximum legal rate. Said note shall be payable upon Liquidation in accordance with state law priority. The note shall also provide that the Partnership may prepay all or any part thereof without penalty. Notwithstanding the foregoing: if such note is delivered following the resignation of the General Partner then
(i) such note shall not bear interest and (ii) the principal payable to the resigned General Partner shall be limited in amount and date of payment to Distributions which such resigned General Partner would have received under this Agreement had the General Partner not resigned.

                                   ARTICLE XIV

                          BOOKS AND ACCOUNTS, REPORTS,
                      TAX RETURNS, FISCAL YEAR AND BANKING

         Section 14.1 Books and Accounts.

         (a) The General Partner shall cause the Partnership to keep and maintain at its principal executive office full and complete books and records which shall include each of the following:

     (1) a current list of the full name and last known business or residence address of each Partner set forth in alphabetical order together with the Capital Contribution and the share in profits and losses of each Partner;

     (2) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

     (3) copies of the Partnership's federal, state and local income tax information returns and reports, if any, for the six most recent taxable years;

     (4) copies of the original of this Agreement and all amendments thereto;

     (5) financial statements of the Partnership for the six most recent fiscal years; and

     (6) the Partnership's books and records for at least the current and past three fiscal years.

         (b) Upon the request of the Limited Partner, the General Partner shall promptly deliver to the Limited Partner, at the expense of the Partnership, a copy of the information set forth in Section 14.1(a)(1), (2) or (4) above. The

Limited Partner shall have the right upon reasonable request and during normal business hours to inspect and copy any of the foregoing or any of the other books and records of the Partnership or the Project at its own expense, and, upon reasonable request, to obtain from the General Partner copies of the Partnership's federal, state and local income tax or information returns, promptly after such returns become available.

         Section 14.2 Accounting Reports.

         (a) By March 1 of each calendar year the General Partner shall provide to each Person who was a Limited Partner at any time during the fiscal year ending during that calendar year all tax information necessary for the preparation of his federal and state income tax returns and other tax returns with regard to the jurisdiction(s) in which the Partnership is formed and in which the Project is located.

         (b) By March 1 of each calendar year the General Partner shall send to each Person who was a Limited Partner at any time during such fiscal year: (i) a balance sheet as of the end of such fiscal year and statements of income, Partners, equity and changes in financial position of such fiscal year prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Partnership's accountants; (ii) a report (which need not be audited) of any Distributions made to Persons who were Limited Partners at any time during the fiscal year, separately identifying Distributions from Cash Flow From Operations for the fiscal year, Cash Flow From Operations for prior years, Sale or Refinancing Proceeds and reserves; (iii) a report setting forth the amount of all fees and other compensation and Distributions and reimbursed expenses paid by the Partnership for the fiscal year to the General Partner or Affiliates of the General Partner and the services performed in consideration therefor, which report shall be verified by the Partnership's accountants, with the method of verification to include, at a minimum, a review of the time records of individual employees, the costs of whose services were reimbursed, and a review of the specific nature of the work performed by each such employee, all in accordance with generally accepted auditing standards and, accordingly, including such tests of the accounting records and such other auditing procedures as the accountants consider appropriate in the circumstances; (iv) a copy of the Project's rent roll for the most recent calendar quarter; (v) a statement signed by the General Partner indicating the number of apartment units which are occupied by Qualified

Tenants; and (vi) a report of the significant activities of the Partnership during the quarter.

         (c) Within 60 days after the end of each fiscal quarter in which a Sale or Refinancing of the Project occurs, the General Partner shall send to each Person who was a Limited Partner at the time of the Sale or Refinancing a report as to the nature of the Sale or Refinancing and as to the profits and losses for tax purposes and Sale or Refinancing Proceeds arising from the Sale or Refinancing.

     Section 14.3 Other Reports. The General Partner shall also provide to the Limited Partner:

     (a) During the period of construction, a copy of the previous month's construction draw request and the inspecting architect's certification;

     (b) During the rent-up phase, and for a term equal to six months of sustained occupancy of 95% or better, a copy of the previous month's rent roll (through the last day of the month) and a copy of the tenant tax credit compliance worksheet similar to the form in Exhibit "E" attached hereto. Upon request the General Partner will provide to the Limited Partner the information collected by the property management company, or General Partner, verifying the tenant's eligibility for LIHTC purposes. The Limited Partner will request tenant eligibility information on a minimum of 10% of the tenant;

     (c) By September 15 of each year, an estimate of LIHTC for that year;

     (d) If the Project receives a reservation of LIHTCs in one year but cannot complete the construction and rent-up until the next year, the General Partner will provide to the Limited Partner an audited cost certification (and backup documents) verifying the Partnership has expended the requisite 10% of the reasonably expected cost basis to meet the carryover test provisions of the Code;

     (e) During the 15-year compliance period under Section 42 of the Code, copies of any certifications which the Partnership must furnish to federal or state governmental authorities administering the Tax Credit programs under
Section 42 of the Code including, but not limited to, copies of all annual tenant recertification;

     (f) On or before 30 days after each calendar quarter the Partnership shall send to the Limited Partner a report on operations, in the form attached hereto as Exhibit "E" (which is incorporated herein by this reference) which shall include, in part, a rent roll as of the last day of the calendar quarter and a Tax Credit compliance report;

     (g) On or before June 15th of each calendar year, the General Partner shall send to the Limited Partner the General Partner's updated financial statement as of March 31 of the previous year;

     (h) On or before December 1 of each calendar year, the General Partner shall send a copy of the following year's proposed operating budget; and

     (i) Notice of the occurrence, or of the likelihood of occurrence, of any event which has had or is likely to have a material adverse effect upon the Project or the Partnership, including, but not limited to, any breach of any of the representations and warranties set forth in Section 9.10 of this Agreement, and any inability of the Partnership to meet its cash obligations as they become payable, within ten days after the occurrence of such event.

         Section 14.4 Late Reports. If the General Partner does not cause the Partnership to fulfill its obligations under Sections 14.2(a) within the time periods set forth therein, the General Partner shall pay as damages the sum of $100.00 per week (plus interest) to the Limited Partner until such obligations shall have been fulfilled. Such damages shall be paid forthwith by the General Partner, and failure to so pay shall constitute a material default of the General Partner hereunder. In addition, if the General Partner shall so fail to pay, the General partner and its Affiliates shall forthwith cease to be entitled to the annual Partnership Administration Fee and to the payment of any Cash Flow From Operations to which the General Partner may otherwise be entitled hereunder. Such payments of the annual Partnership Administration Fee and Cash Flow From Operations shall be restored only upon payment of such damages in full, and any amount of such damages not so paid shall be deducted against payments of the annual Partnership Administration Fee and Cash Flow From Operations otherwise due to the General Partner or its Affiliates.

         Section 14.5 Annual Site Visits. On an annual basis a representative of the Limited Partner, at the Limited Partner's expense, will conduct a site visit which will include, in part, an examination of the grounds, a review of the office and files and an interview with the property manager.

     Section 14.6 Tax Returns. The General Partner shall cause income tax returns for the Partnership to be prepared and timely filed with the appropriate federal, state and local taxing authorities. The General Partner shall be the tax matters partner for purposes of Section 6231(a)(7) of the Code.

         Section 14.7 Fiscal Year. The fiscal year of the Partnership shall be the calendar year or such other period as may be approved by the Internal Revenue Service for federal income tax purposes.

         Section 14.8 Banking. All funds of the Partnership shall be deposited in a separate bank account or accounts as shall be determined by the General Partner. All withdrawals therefrom shall be made upon checks signed by the General Partner or by any person authorized to do so by the General Partner. The General Partner shall provide to any Partner who requests same the name and address of the financial institution, the account number and other relevant information regarding any Partnership bank account.

         Section 14.9 Certificates and Elections.

         (a) The General Partner shall file the First Year Certificate within 90 days following the close of the taxable year during which Completion of Construction occurs and thereafter shall timely file any certificates which the Partnership must furnish to federal or state governmental authorities administering the Tax Credit programs under Section 42 of the Code.

         (b) The General Partner may, but is not required to, cause the Partnership to make or revoke the election referred to in Section 754 of the Code, as amended, or any similar provisions enacted in lieu thereof.

                                   ARTICLE XV

                      DISSOLUTION, WINDING UP, TERMINATION
                       AND LIQUIDATION OF THE PARTNERSHIP

         Section 15.1 Dissolution of Partnership. The Partnership shall be dissolved upon the expiration of its term or the earlier occurrence of any of the following events:

     (a) The retirement, removal, Event of Bankruptcy, dissolution, death or insanity of the General Partner, unless (i) at the time there is at least one other General Partner who will continue as General Partner, or (ii) within 120 days after the occurrence of any such event all of the Partners elect to continue the business of the Partnership;

     (b) The Sale of the Project and the receipt in cash of the full amount of the proceeds of such Sale;

     (c) The written election to do so of the Limited Partner; or

     (d) The Partnership becomes subject to an Event of Bankruptcy.

         Notwithstanding the foregoing, however, in no event shall the Partnership terminate prior to the expiration of its term if such termination would result in a violation of the Mortgage Note Agreement or any other agreement with or rule or regulation of MHDC to which the Partnership is subject.

     Section 15.2 Return of Capital Contribution upon Dissolution. Except as provided in Sections 7.3 and 7.4 of this Agreement, which provide for a reduction or refund of the Limited Partner's Capital Contribution under certain circumstances, and which shall represent the personal obligation of the General Partner, as well as the obligation of the Partnership, each holder of a Partnership interest shall look solely to the assets of the Partnership for all Distributions with respect to the Partnership (including the return of its Capital Contribution) and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner or any Limited Partner. No Partner shall have any right to demand or receive property other than money upon dissolution and termination of the Partnership.

         Section 15.3 Distributions of Assets. Upon a dissolution of the Partnership, the General Partner (or, if there is no General Partner then remaining, such other Person(s) designated as the liquidator of the Partnership by the Limited Partner or by the court in a judicial dissolution) shall take full account of the Partnership assets and liabilities and shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof.

         (a) Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Partnership pursuant to Section 11.2(a) through and including 11.2(d), the remaining assets of the Partnership (or the proceeds of sales or other dispositions in liquidation of the Partnership assets, as may be determined by the General Partner or other liquidator) shall be distributed to the Partners in accordance with the positive balances in their Capital Accounts. In order to make a final determination of the Capital Account of each Partner:

     (1) the  allocations  pursuant  to Section  11.2(e),  Section  11.2(f)  and
Section 11.2(g) shall be made, but not distributed; and

     (2)  the  Income  and  Losses  of  the  Partnership   upon  Liquidation  or
dissolution and winding up shall then be allocated among the Partners as set forth in Section 10.2.

         (b) In the event that a General Partner has a deficit balance in its Capital Account following the Liquidation of the Partnership or its interest, as determined after taking into account all Capital Account adjustments for the Partnership taxable year in which such Liquidation occurs, such General Partner shall pay to the Partnership the lesser of:

     (1) the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3); or

     (2) 1.01% of the Capital Contributions.

     (3) The deficit reduction amount shall be paid by the General Partner by the end of such taxable year (or, if later, within 90 days after the date of Liquidation) and shall, upon Liquidation of the Partnership, be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive Capital Account balances.

     (c) With respect to assets distributed in kind to the Partners in Liquidation or otherwise:

                  (1) unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be Income and Losses realized by the Partnership immediately prior to the Liquidation or other Distribution event; and

                  (2) such Income and Losses shall be allocated to the Partners in accordance with Section 10.2 hereof, and any property so distributed shall be treated as a Distribution of an amount in cash equal to the excess of such Fair Market Value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered.

         (d) For the purposes of Section 15.3(c), "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the Fair Market Value of such assets, taking into account the Fair Market Value of the associated financing but subject to Section 7701(g) of the Code, and the Partnership's adjusted basis in such assets for book purposes. Section 15.3(c) is merely intended to provide a rule for allocating unrealized Income and Losses upon Liquidation or other Distribution event, and nothing contained in Section 15.3(c) or elsewhere in this Agreement is intended to treat or cause such Distributions to be treated as sales for value. The Fair Market Value of such assets shall be determined by an independent appraiser to be selected by the General Partner.

         Section 15.4 Deferral of Liquidation. If at the time of Liquidation the General Partner or other liquidator shall determine that an immediate sale of part or all of the Partnership assets could cause undue loss to the Partners, the liquidator may, in order to avoid loss, either defer Liquidation and retain all or a portion of the assets or distribute all or a portion of the assets to the Partners in kind. In the event that the liquidator elects to distribute such assets in kind, the assets shall first be assigned a value (by appraisal by an independent appraiser) and the unrealized appreciation or depreciation in value of the assets shall be allocated to the Partners, Capital Accounts, as if such assets had been sold, in the matter described in Section 10.2, and such assets shall then be distributed to the Partners as provided herein. In applying the preceding sentence, the Project shall not be assigned a value less than the unamortized principal balance of any loan secured thereby.

         Section 15.5 Liquidation of Statement. Each of the Partners shall be furnished with a statement prepared or caused to be prepared by the General Partner or other liquidator, which shall set forth the assets and liabilities of the Partnership as of the date of complete Liquidation. Upon compliance with the distribution plan as outlined in Sections 15.3 and 15.4, the Limited Partner shall cease to be such and the General Partner shall execute, acknowledge and cause to be filed those certificates referenced in Section 15.6.

         Section 15.6 Certificates of Dissolution; Certificate of Cancellation of Certificate of Limited Partnership.

         (a) Upon the dissolution of the Partnership, the General Partner shall cause to be filed in the office of, and on a form prescribed by the Secretary of State of the State, a certificate of dissolution. The certificate of dissolution shall set forth the Partnership's name, the Secretary of State's file number for the Partnership, the event causing the Partnership's dissolution and the date of the dissolution.

         (b) Upon the completion of the winding up of the Partnership's affairs, the General Partner shall cause to be filed in the office of, and on a form prescribed by, the Secretary of State of the State, a certificate of cancellation of the Certificate of Limited Partnership. The certificate of cancellation of the Certificate of Limited Partnership shall set forth the Partnership's name, the Secretary of State's file number for the Partnership, and any other information which the General Partner determines to include therein.

                                   ARTICLE XVI

                                   AMENDMENTS

         This Agreement may be amended at any time by the Limited Partner; provided, however, that this Agreement may be amended to add a substitute
Limited Partner only as set forth in Article XII of this Agreement; and provided, further, that, this Agreement may be amended from time to time by the General Partner, without the consent of the Limited Partner, to add to the representations, duties or obligations of the General Partner or its Affiliates or surrender any right or power granted to the General Partner or Affiliates herein which may be inconsistent with any other provision herein.

Notwithstanding the foregoing, no amendment shall change the Partnership to a general partnership; extend the term of the Partnership beyond the date provided for in this Agreement; modify the limited liability of the Limited Partner; allow the Limited Partner to take control of the Partnership's business within the meaning of the Act; reduce or defer the realization of any Partner's interest in Income, Losses, Tax Credits, Distributions, or compensation hereunder, or increase any Partner's obligations hereunder, without the consent of the Partner so affected; or change the provisions of this Article XVI.

                                  ARTICLE XVII

                                  MISCELLANEOUS

         Section 17.1 Voting Rights.

         (a) The Limited Partner shall have no right to vote upon any matters affecting the Partnership, except as provided in this Agreement. Notwithstanding the foregoing, the Limited Partner may, without the concurrence of the General Partner to the extent the law of the State is not inconsistent:

     (1) Consent to the Sale or Refinancing of the Project;

     (2) Remove the General Partner for cause in accordance with Section 13.2 and elect a substitute General Partner;

     (3) Dissolve the Partnership; or

     (4) Subject to the provisions of Article XVI hereof, amend this Agreement.

         (b) On any matter where the Limited Partner has the right to vote, votes may only be cast at a duly called meeting of the Partnership or through written action without a meeting.

         Section 17.2 Meeting of Partnership. Meetings of the Partnership may be called either: at any time by the General Partner; or upon the General Partner's receipt of a written request from the Limited Partner setting forth the purpose of such meeting. Within ten days after receipt of the Limited Partner's written request for a meeting, the General Partner shall provide all Partners with written notice of the meeting (which shall be at the principal place of business of the Partnership or such other location referenced in the notice) to be held not less than 15 days nor more than 30 days after receipt of such written request from the Limited Partner, which notice shall specify the time and place of such meeting and the purpose or purposes thereof. If the General Partner fails to provide the written notice of the meeting within ten days after receipt of the Limited Partner's request to hold a meeting, then the Limited Partner may provide the written notice of the meeting to all the Partners, which notice shall specify the time and place of such meeting and the purpose or purposes thereof. All meetings and actions of the Limited Partner shall be governed in all respects, including matters relating to notice, quorum, adjournment, proxies, record dates and actions without a meeting, by the applicable provisions of the Act, as shall be amended from time to time.

         Section 17.3 Notices. Any notice given pursuant to this Agreement may be served personally on the Partner to be notified, or may be mailed, first class postage prepaid, to the following address, or to such other address as a party may from time to time designate in writing:

         To the General Partner:  WCM COMMUNITY DEVELOPMENT CORPORATION
                                  106 West Fourth Street,
                                  P.O. Box 125,
                                  Appleton City, Missouri 64724

         To the Special Limited
         Partner:                 AFFORDABLE EQUITY PARTNERS, INC.
                                  4060 Highway Road
                                  Columbia, Missouri 65202

         To the Limited Partner:  WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
                                  c/o WNC & Associates, Inc.
                                  3158 Redhill Ave., Suite 120
                                  Costa Mesa, CA   92626-3416

         Section 17.4 Successors and Assigns. All the terms and conditions of this Agreement shall be binding upon the successors and assigns of the Partners, but shall not inure to the benefit of the successors or assigns of the Partners except as otherwise expressly provided in this Agreement.

         Section 17.5 Recording of Certificate of Limited Partnership. If the General Partner should deem it advisable to do so, the Partnership shall record in the office of the County Recorder of the county in which the principal place of business of the Partnership is located a certified copy of the Certificate of Limited Partnership, or any amendment thereto, after such Certificate or amendment has been filed with the Secretary of State of the State.

         Section 17.6 Amendment of Certificate of Limited Partnership.

         (a) The General Partner shall cause to be filed, within 30 days after the happening of any of the following events, an amendment to the Certificate of Limited Partnership reflecting the occurrence thereof:

     (1) A change in the name of the Partnership.

     (2) A change in the street address of the Partnership's principal executive office.

     (3) A change in the address, or the withdrawal, of a General Partner, or a change in the address of the agent for service of process, unless a corporate agent is designated, or appointment of a new agent for service of process.

     (4) The admission of a General Partner and that Partner's address.

     (5) The discovery by the General Partner of any false or erroneous material statement contained in the Certificate or any amendment thereto.

         (b) The Certificate of Limited Partnership may also be amended in conformity with this Agreement at any time in any other respect that the General Partner determines.

         (c) The General Partner shall cause the Certificate of Limited Partnership to be amended, when required or permitted as aforesaid, by filing a certificate of amendment thereto in the office of, and on a form prescribed by, the Secretary of State of the State. The certificate of amendment shall set forth the Partnership's name, the Secretary of State's file number for the Partnership and the text of the amendment.

         (d) Notwithstanding anything to the contrary provided in the Agreement, the Partnership shall not be required to amend the Certificate of Limited Partnership except as required under the Act, and shall not be required to file the Agreement with any governmental authority unless required by any governmental authority.

         Section 17.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument which may sufficiently be evidenced by one counterpart.

         Section 17.8 Captions. Captions to and headings of the Articles, Sections and subsections of this Agreement are solely for the conveniences of the parties, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

         Section 17.9 Certain Provisions. If the operation of any provision of this Agreement would contravene the provisions of applicable law, or would result in the imposition of general liability on any Limited Partner, such provisions shall be void and ineffectual.

         Section 17.10 Saving Clause. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         Section 17.11 Number and Gender. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

         Section 17.12 Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and all prior understandings and agreements between the parties, written or oral, respecting this transaction are merged in this Agreement.

         Section 17.13 Governing Law. This Agreement and its application shall be governed by the laws of the State.

         Section 17.14 Attorney's Fees. If a suit or action is instituted in connection with an alleged breach of any provision of this Agreement, the prevailing party shall be entitled to recover, in addition to costs, such sums as the court may adjudge reasonable as attorney's fees, including fees on any appeal.

         Section 17.15 Tax Matters Partner. The Partnership elects Special Limited Partner to be the Tax Matters Partner for the Partnership.

         Section 17.16     Liability for Acts and Omissions.

         (a) Neither the General Partner nor any Affiliate of theirs shall be liable, responsible or accountable in damages or otherwise to any of the Partners or the Partnership for any act or omissions performed or omitted by them if they determined, in good faith, that such action or omission was in the best interests of the Partnership, and such course of action did not constitute negligence or misconduct by such Persons.

         (b) the Partnership shall indemnify and hold harmless the General Partner and their Affiliates against any loss, damage, liability, cost or expense incurred by them in connection with the Partnership in their dealings with Persons or entities which are not Partners or Affiliates provided that the same were not the result of their negligence or misconduct. Any such indemnity shall be paid from, and only to the extent of, available Partnership assets and the Partners shall have no personal liability therefor.

         (c) The Partnership shall not incur the cost of that portion of any insurance, other than public liability insurance, which insures any party against any liability as to which such party is herein prohibited from being indemnified.

         (d) The General Partner shall not be required by this Agreement to take any action requiring the expenditure of funds if Partnership funds are not available.

         Section 17.17     Authority Requirements.

         (a) The Partnership is authorized to execute a deed of trust note and deed of trust and security agreement in order to secure a loan to be made by the MHDC and to execute an MHDC regulatory agreement (MHDC Regulatory Agreement) and such other documents as may be required by MHDC, or any other lender in connection with such loan.

         (b) upon execution, the MHDC Regulatory Agreement shall be binding upon the Partnership and all of the partners, whether they become Partners before or after the execution of such MHDC Regulatory Agreement, and such Regulatory Agreement shall remain binding upon the Partnership and the Partners so long as a deed of trust and security agreement on the Partnership property is held by MHDC or successors or assigns.

         (c) Any incoming Partner shall, as a condition of receiving an interest in the Partnership, agree(s) to be bound by the deed of trust note, the deed of trust and security agreement, the MHDC Regulatory Agreement and all other documents required by MHDC, or any lender in connection with such loan to the same extent and upon the same terms as the other Partners.

         (d) Upon dissolution of the Partnership, no title or right to possession and control of the Partnership property, and no right to collect the rents therefrom, shall pass to any Partnership or person who is not bound by the MHDC Regulatory Agreement.

         (e) Any other provisions of this Partnership Agreement to the contrary notwithstanding, so long as the Partnership property is encumbered by the deed of trust and security agreement held by MHDC or its successor or assign: (1) no distributions (as that term is defined in the MHDC Regulatory Agreement or payments to any partner shall be made except as permitted by the terms of the MHDC Regulatory Agreement; and, (2) the provisions contained in this section shall not be deleted, amended or modified without prior written consent of MHDC.

         Section 17.18 Receipt of MHDC Correspondence. By their signatures below, the Partners agree that the General Partner shall send to the Limited Partner a copy of any correspondence relative to the Project's noncompliance with the Mortgage Note, relative to the acceleration of the Mortgage Note and relative to the disposition of the Project.

         Section 17.19 Special Power of Attorney.The Limited Partner by the execution of this Agreement appoints the General Partner, with full power of substitution in the premises, its true and lawful attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices any documents necessary or appropriate to carry out in the following provisions:

                  (a) All certificates and other instruments and any amendment thereof which the General Partner deems appropriate in order to continue the Partnership as a limited partnership in the State of Missouri and in the jurisdictions in which the Partnership may conduct business or in which continuation is, in the opinion of the General Partner, necessary or desirable to protect the limited liability of the Limited Partner;

                  (b) All amendments to this Agreement adopted in accordance with its terms, and all instruments which the General Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement; and
                  (c) All conveyances and other instruments which the General Partner deems appropriate to implement the provisions of this Agreement or to reflect the dissolution and winding up of the Partnership in accordance with the terms of this Agreement.

                  The appointment by the Limited Partner of the General Partner as its attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, and shall survive and shall not be affected by the subsequent bankruptcy, death, adjudication of incompetence or insanity, disability, incapacity or dissolution of any Person hereby giving the power nor by the transfer or assignment of all or any part of the interest of any such Person; provided, however, that in the event of the transfer by a Limited Partner of all of its Interests, the foregoing power of attorney of a transferor Limited Partner shall survive the transfer only until the transferee is admitted to the Partnership as a Substitute Limited Partner and all required documents and instruments are duly executed, filed and recorded to effect the substitution.

         Section 17.20 Security Interest and Right of Set-Off. As security for the performance of the respective obligations to which it may be subject under this Agreement, the Partnership shall have (and each Partner hereby grants to the Partnership) a security interest in all funds distributable to said Partner to the extent of the amount of such obligation. Each Partner, by the execution of this Agreement, irrevocably constitutes and appoints each of the other Partners, with full power of substitution in the premises, his true and lawful attorney-in-fact with full power and authority in his name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices all financing statements, continuation statements or other documents and amendments thereto which such other Partner deems appropriate to perfect or continue the perfection of the aforesaid security interest. The appointment of each such attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon its power to act as contemplated by this Agreement in any such filing, and shall survive and shall not be affected by the subsequent bankruptcy, death, adjudication of incompetence or insanity, disability, incapacity or dissolution of any Person hereby giving the power nor by the transfer or assignment of all or any part of the interest in the Partnership of any such Person.

         IN WITNESS WHEREOF, this Amended and Restated Agreement of Limited Partnership of GREYHOUND ASSOCIATES I, L.P., an Missouri limited partnership, is made and entered into as of the 9th day of May 1997.

                                 GENERAL PARTNER

                                 WCM COMMUNITY DEVELOPMENT CORPORATION

                                 By:     /s/ Amos Jackson
                                         Amos Jackson,
                                         Chief Executive Officer

                                 WITHDRAWING ORIGINAL LIMITED PARTNER

                                 WEST CENTRAL MISSOURI COMMUNITY ACTION AGENCY


                                 By:     /s/ Amos Jackson
                                         Amos Jackson,
                                         Executive Director

                                 SPECIAL LIMITED PARTNER

                                 AFFORDABLE EQUITY PARTNERS, INC.

                                 By:     /s/ Pat Bess
                                         Pat Bess,
                                         Vice President


SIGNATURES CONTINUED ON THE NEXT PAGE...

                                 LIMITED PARTNER

                                 WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4 a California limited partnership

                                 By:     WNC & Associates, Inc.
                                         General Partner

                                         By:      WNC & ASSOCIATES, INC.
                                                  General Partner

                                                  By: /s/ John B. Lester, Jr.
                                                      John B. Lester, Jr.
                                                      President

                       EXHIBIT A TO PARTNERSHIP AGREEMENT

                                LEGAL DESCRIPTION



ALL BLOCKS NO. FOURTEEN (14) AND EIGHTEEN (18) IN RAILROAD ADDITION TO THE CITY OF WINDSOR, HENRY COUNTY, MISSOURI, THE NORTHEAST HALF (NE 1/2)OF THAT PART OF CENTER STREET BETWEEN HIGH STREET ON THE NORTHWEST AND THE RAILROAD RIGHT OF WAY ON THE SOUTHEAST AND SITUATE BETWEEN BLOCKS 14, 18 AND 19 IN RAILROAD ADDITION AND ALL THAT PART OF BRUCE STREET WHICH IS SITUATED BETWEEN BLOCKS 14 AND 18 IN RAILROAD ADDITION IN THE CITY OF WINDSOR, HENRY COUNTY, MISSOURI.

                       EXHIBIT B TO PARTNERSHIP AGREEMENT


                              FORM OF LEGAL OPINION



WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
WNC & Associates, Inc.
3158 Redhill Avenue, Suite 120
Costa Mesa, California  92626

RE:      GREYHOUND ASSOCIATES I, L.P.

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the investment by WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4, a California limited partnership (the "Limited Partner") in GREYHOUND ASSOCIATES I, L.P. (the "Partnership"), a Missouri limited partnership formed to own, develop, (construct/rehabilitate) finance and operate an apartment complex for low-income persons (the "Apartment Complex") in Windsor, Henry County, Missouri. The general partner(s) of the Partnership (is/are) WCM COMMUNITY DEVELOPMENT CORPORATION (the "General Partner(s)").

In rendering the opinions stated below, we have examined and relied upon the following:

         (i)               [Certificate of Limited Partnership];

         (ii)              [Agreement of Limited Partnership] (the "Partnership
                            Agreement");

         (iii) A preliminary reservation letter from [State Allocating Agency] (the "State Agency") dated _________, 199___ conditionally awarding $_______________ in Federal tax credits annually for each of ten years and $_______________ in California tax credits annually for each of four years for the Apartment Complex; and

        (iv) Such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinions referred to in this letter.

For purposes of rendering the opinions stated below we have assumed that, in those cases in which we have not been involved directly in the preparation, execution or the filing of a document, that (a) the document reviewed by us is an original document, or a true and accurate copy of the original document, and has not been subsequently amended, (b) the signatures on each original document are genuine, and (c) each party who executed the document had proper authority and capacity.

Based on the foregoing we are of the opinion that:

         (a)  ________________________,   one  of  the  General  Partner,  is  a
[corporate/partnership] duly formed and validly existing under the laws of the State of _____________________ and has full power and authority to enter into and perform its obligations under the Partnership Agreement. _____________________, one of the other General Partner, is a [corporation/partnership] duly formed and validly existing under the laws of the State of __________________ and has full power and authority to enter into and perform its obligations under the Partnership Agreement.

         (b) The Partnership is and after the [filing or execution] of the Amended [Partnership Agreement] [Certificate] will continue to be a limited partnership duly formed and validly existing under the laws of the State of Missouri.

         (c) The Partnership is and after the filing of the Amended [Partnership Agreement] [Certificate] will continue to be validly existing under and subject to the laws of Missouri with full power and authority to own, develop, [construct/rehabilitate], finance and operate the Apartment Complex and to otherwise conduct business under the Partnership Agreement.

         (d) Execution of the Partnership Agreement by the General Partner(s) has been duly and validly authorized by or on behalf of the General Partner(s) and, having been executed and delivered in accordance with its terms, the Partnership Agreement constitutes the valid and binding agreement of the General Partner(s), enforceable in accordance with its terms.

         (e) The execution and delivery of the Amended and Restated Agreement of Limited Partnership by the General Partner does not conflict with and will not result in a breach of any of the terms, provisions or conditions of any agreement or instrument known to counsel to which any of the General Partner or the Partnership is a party or by which any of them may be bound, or any order, rule, or regulation to be applicable to any of such parties of any court or governmental body or administrative agency having jurisdiction over any of such parties or over the property.

         (f) To the best of counsel's knowledge, after due inquiry, there is no litigation or governmental proceeding pending or threatened against, or involving the Project, the Partnership or any General Partner which would materially adversely affect the condition (financial or otherwise) or business of the Project, the Partnership or any of the Partners of the Partnership prior to or following execution and filing of the Amended and Restated Agreement of Limited Partnership, or the Limited Partner or the Special Limited Partner.

         (g) Upon the execution and delivery of the Amended and Restated Agreement of Limited Partnership providing for the admission of the Limited Partner as substitute limited partner [and the filing] the Limited Partner will be the limited partners of the Partnership entitled to all of the rights of limited partners under the Amended and Restated Agreement of Limited Partnership. Except as described in the Amended and Restated Agreement of Limited Partnership, no person is a partner of or has any legal or equitable interest in the Partnership, and all former partners of record or known to counsel have validly withdrawn from the Partnership and have released any claims against the Partnership arising out of their participation as partners therein.

         (h) Liability of the Limited Partner for obligations of the Partnership is limited to the amount of the Limited Partner's capital contributions required by the Partnership Agreement.

         (i) Neither the General Partner(s) of the Partnership nor the Limited Partner will have any liability for the Mortgage Note or the Mortgage Loan represented thereby (as those terms are defined in the Amended and Restated Agreement of Limited Partnership), and the lender of the Mortgage Loan will look only to its security in the Project for repayment of the Mortgage Loan.

         (j)      The Partnership owns a fee simple interest in the Project.

         (k) To the best of our actual knowledge and belief, after due inquiry, the Partnership has obtained all consents, permissions, licenses, approvals, or orders required by all applicable governmental or regulatory agencies for the development, [construction/rehabilitation] and operation of the Project, and the Project conforms to all applicable Federal, state and local land use, zoning, health, building and safety laws, ordinances, rules and regulations.

         (l) The Project has obtained a preliminary reservation of low income housing tax credits ("LIHTC") from the State Agency. The final allocation of the LIHTC and ultimately eligibility of the Project for such final allocation are subject to a series of requirements which must be met, performed or achieved at various times prior to and after such final allocation. Assuming all such requirements are met, performed or achieved at the time or times provided by applicable laws and regulations, the Project will qualify for LIHTC.

All of the opinions set forth above are qualified to the extent that the validity of any provision of any agreement may be subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. We do not express any opinion as to the availability of any equitable or specific remedy upon any breach of any of the covenants, warranties or other provisions contained in any agreement. We have not examined, and we express no opinion with respect to the applicability of, or liability under, any Federal, state or local law, ordinance or regulation governing or pertaining to environmental matters, hazardous wastes, toxic substances or the like.

We express no opinion as to any matter except those set forth above. These opinions are rendered for use by the Limited Partner and its legal counsel. We understand that WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4's legal counsel will rely on this opinion in connection with federal income tax opinions to be rendered by that firm. This opinion may not be delivered to or relied upon by any other person or entity without our express written consent.

Sincerely,




--------------------

                     EXHIBIT C TO THE PARTNERSHIP AGREEMENT

                           CERTIFICATION AND AGREEMENT


         CERTIFICATION  AND  AGREEMENT  made as of the  date  written  below  by
GREYHOUND ASSOCIATES I, L.P., a Missouri limited partnership (the "Partnership"); WCM COMMUNITY DEVELOPMENT CORPORATION (the "General Partner"); and WEST CENTRAL MISSOURI COMMUNITY ACTION AGENCY (the "Original Limited Partner") for the benefit of WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4, a California limited partnership (the "Investment Partnership"), and WNC & ASSOCIATES, INC. ("WNC").

         WHEREAS, the Partnership proposes to admit the Investment Partnership as a limited partner thereof pursuant to an Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), in accordance with which the Investment Partnership will make substantial capital contributions to the Partnership; and

         WHEREAS, the Investment Partnership and WNC have relied upon certain information and representations described herein in evaluating the merits of investment by the Investment Partnership in the Partnership;

         NOW, THEREFORE, to induce the Investment Partnership to enter into the Partnership Agreement and become a limited partner of the Partnership, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Partnership, the General Partner and the Original Limited Partner hereby agree as follows for the benefit of the Investment Partnership and WNC.

     1. Representations, Warranties and Covenants of the Partnership, the General Partner and the Original Limited Partners

         The Partnership, the General Partner and the Original Limited Partner jointly and severally represent, warrant and certify to the Investment Partnership and WNC that, with respect to the Partnership, as of the date hereof:

                  1.1 The Partnership is duly organized and in good standing as a limited partnership pursuant to the laws of the state of its formation with full power and authority to own its apartment complex (the "Apartment Complex") and conduct its business; the Partnership, the General Partner and the Original Limited Partner have the power and authority to enter into and perform this

Certification and Agreement; the execution and delivery of this Certification and Agreement by the Partnership, the General Partner and the Original Limited Partner have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Partnership or any General Partner or Original Limited Partner is bound or any law, regulation, judgment, decree or order applicable to the Partnership or any General Partner or Original Limited Partner or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Partnership, the General Partner and the Original Limited Partner, enforceable against each of them in accordance with its terms.

                  1.2 The General Partner has delivered to the Investment Partnership, WNC or their affiliates all documents and information which would be material to a prudent investor in deciding whether to invest in the Partnership. All factual information provided to the Investment Partnership, WNC or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made.

                  1.3 Each of the representations and warranties contained in the Partnership Agreement is true and correct as of the date hereof.

                  1.4 Each of the covenants and agreements of the Partnership and the General Partner contained in the Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

                  1.5 All conditions to admission of the Investment  Partnership
as  the  investment  limited  partner  of  the  Partnership   contained  in  the
Partnership Agreement have been satisfied.

                  1.6 No default has occurred and is continuing under the Partnership Agreement or any of the Project Documents (as such term is defined in the Partnership Agreement) for the Partnership.

                  1.7 The Partnership will allocate to the Limited Partner the Projected Annual Tax Credits and shall allocate to the Special Limited Partner the Projected Annual Missouri Tax Credits.

                  1.8 The General Partner agrees to take all actions necessary to claim the Projected Tax Credit, including, without limitation, the filing of Form(s) 8609 with the Internal Revenue Service.

                  1.9 No person or entity other than the Partnership holds any equity interest in the Apartment Complex.

                  1.10 The Partnership has the sole responsibility to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment Complex.

                  1.11 The Partnership, except to the extent it is protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

                  1.12 No person or entity except the Partnership has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

                  1.13 No General Partner is related in any manner to the Investment Partnership, nor is any General Partner acting as an agent of the Investment Partnership.

         2.       Miscellaneous

                  2.1 This Certification and Agreement is made solely for the benefit of the Partnership, the General Partner, the Original Limited Partner and WNC, and the Investment Partnership and their respective successors and assignees, and no other person shall acquire or have any right under or by virtue of this Agreement.

                  2.2 This Certification and Agreement may be executed in several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

                  2.3   Capitalized   terms   used  but  not   defined  in  this
Certification Agreement shall have the meanings given to them in the Partnership Agreement.

         IN WITNESS WHEREOF, this Certificate and Agreement is made and entered into as of the day of April 1997.

PARTNERSHIP

GREYHOUND ASSOCIATES I, L.P.

By:      WCM COMMUNITY DEVELOPMENT CORPORATION
         General Partner

         By:      _____________________________
                  Amos Jackson,
                  Chief Executive Officer


GENERAL PARTNER

WCM COMMUNITY DEVELOPMENT CORPORATION


By:      _____________________________
         Amos Jackson,
         Chief Executive Officer


ORIGINAL LIMITED PARTNER

WEST CENTRAL MISSOURI COMMUNITY ACTION AGENCY


By:      ______________________________
         Amos Jackson,
         Executive Director

                     EXHIBIT D TO THE PARTNERSHIP AGREEMENT

                          GENERAL PARTNER CERTIFICATION

         This General Partner Certification is being issued to WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4 ("WNC") by WCM COMMUNITY DEVELOPMENT CORPORATION , General Partner of GREYHOUND ASSOCIATES I, L.P., a Missouri limited partnership ("Partnership") in accordance with Section 7.2 of the Amended and Restated Agreement of Limited Partnership of the Partnership.

         WHEREAS, WNC is scheduled to make a Capital Contribution to the Partnership, however, the Partnership Agreement requires the General Partner of the Partnership issue this Certification prior to WNC's payment; and

         WHEREAS, WNC shall rely on this Certification in evaluating the continued merits of its investment in the Partnership;

         NOW,   THEREFORE,   to  induce  WNC  to  make  its  scheduled   Capital
Contribution to the Partnership, the General Partner represents and warrants to WNC that the following are true and correct as of the date written below:

         (a) The Partnership is a duly organized limited partnership validly existing under the laws of the State and has complied with all filing requirements necessary for the protection of the limited liability of its Limited Partners.

         (b) This Partnership Agreement and the Project Documents are in full force and effect and neither the Partnership nor the General Partner is in breach or violation of any provisions thereof.

         (c) Existing improvements, if any, on the Project have been completed substantially in conformity with the Project Documents, and the Project is being operated in accordance with standards and procedures which are prudent and customary for the operation of properties similar to the Project.

         (d) Additional  construction on the Project, if any, shall be completed
substantially   in  conformity   with  the  Project   Documents  and  any  other
requirements necessary to obtain Completion of Construction.

         (e) No Partner has any personal liability with respect to or has personally guaranteed the payment of the permanent Mortgage.

         (f) The Partnership is in compliance with all construction and use codes applicable to the Project and is not in violation of any zoning, environmental or similar regulations applicable to the Project.

         (g) The Partnership owns the fee simple interest in the Project, subject only to liens (except those with respect to which an adequate bond or other financial security has been issued) which, in the aggregate, do not exceed $10,000 and the Mortgage Loan.

         (h) The Construction Contract has been entered into between the Partnership and the Contractor; no other consideration or fee shall be paid to the Contractor other than amounts set forth in the Construction Contract.

         (i) A builder's risk insurance policy in favor of the Partnership will be and is in full force and effect until Completion of Construction.

         (j) As of the date hereof, at funding of the Construction Loan and upon Permanent Mortgage Commencement, fire and extended coverage insurance for the full replacement value of the Project (excluding the value of the land, site utilities, landscaping and foundations) and worker's compensation and public liability insurance, all in favor of the Partnership, is and will be in full force and effect and will be kept in full force and effect during the term of the Partnership; all such policies shall be amounts and with insurers satisfactory to the permanent lender and shall be paid out of Partnership assets.

         (k) The Partnership will allocate to the Limited Partner the Projected Annual Tax Credits and shall allocate to the Special Limited Partner the Projected Annual Missouri Tax Credits.

         (l) No charges or encumbrances exist with respect to the Project other than those which are created or permitted by the Project Documents or are noted or excepted in the title policy for the Project.

         (m) The buildings on the Project site shall constitute a "qualified low-income housing project" as defined in Section 42(g) of the Code, and as amplified by the Treasury Regulations thereunder. In this connection, not later than December 31 of the first year the Partners elect the LIHTC to commence in accordance with the Code and the Minimum Set-Aside Test and the Rent Restriction Test shall be met.

         (n) No event or proceeding, including, but not limited to, any (A) legal actions or proceedings before any court, commission, administrative body or other governmental authority, and (B) acts of any governmental authority having jurisdiction over the zoning or land use laws applicable to the Project, has occurred the continuing effect of which has: (i) materially or adversely affected the operation of the Partnership or the Project (except to the extent that funds are available to the Partnership to correct or cure such event or proceeding); (ii) materially or adversely affected the ability of the General Partner to perform its obligations hereunder or under any other agreement with respect to the Project; or (iii) prevented the completion of construction of the improvements in substantial conformity with the Project Documents, other than legal proceedings which have been bonded against (or as to which other adequate financial security has been issued) in a manner as to indemnify the Partnership against loss; provided that the foregoing does not apply to matters of general applicability which would adversely affect the Partnership, the General Partner, Affiliates of the General Partner or the Project only insofar as they or any of them are part of the general public.

         (o) Neither the Partnership nor the General Partner has any liabilities, contingent or otherwise, which have not been disclosed in writing to the Limited Partner and which in the aggregate do not affect the ability of the Limited Partner to obtain the anticipated benefits of its investment in the Partnership.

         (p) The General Partner has and shall maintain a net worth as required by Revenue Procedure 89-12, 1989-7 I.R.B., or any successor thereto.

         Capitalized  terms  used  but  not  defined  in  this  General  Partner
Certification  shall  have  the  meanings  given  to  them  in  the  Partnership
Agreement.

         IN WITNESS WHEREOF, the undersigned have set their hands to this General Partner Certification this day of April 1997.

WCM COMMUNITY DEVELOPMENT CORPORATION


By:      ________________________
         Amos Jackson,
         Chief Executive Officer

                          EXHIBIT E TO THE PARTNERSHIP

                              REPORT OF OPERATIONS

                                            QUARTER ENDED:

LOCAL PARTNERSHIP:     GREYHOUND ASSOCIATES I, L.P.


 GENERAL PARTNER:      WCM COMMUNITY DEVELOPMENT CORPORATION


         ADDRESS:      106 West Fourth Street, P.O. Box 125
CITY, STATE, ZIP:      Appleton City, Missouri  64724
           PHONE:


    PROPERTY NAME:
          ADDRESS:
 CITY, STATE, ZIP:
    RESIDENT MNGR:
            PHONE:


       ACCOUNTANT:
             FIRM:
          ADDRESS:
 CITY, STATE, ZIP:
            PHONE:


MANAGEMENT COMPANY:
          ADDRESS:
 CITY, STATE, ZIP:
            PHONE:
          CONTACT:

                              OCCUPANCY INFORMATION

A.       No. of Units:                      No. of Vacancies:

B. Occupancy for the quarter has: Increased/Decreased/Remained the Same (Circle One)

C.       Number of:  Move-Ins       Move-Outs

D.       Average length of tenant residency:1-6 mos.    6-12 mos.     1-3 yrs.
         Over 4 yrs.

E.       Number of basic rent qualified applicants on waiting list:

F. If the apartment complex is less than 90% occupied, please explain why, and describe what efforts are being made to lease-up the remaining units.

G.       On site manager:   Full Time__________  Part Time____________.

         If part-time, the number of hours per week_____________.

                             OPERATIONAL INFORMATION

                Rent Schedule and Increases from Previous Quarter


                       Number     Monthly      Rent      Increases  Effective
                       of Units   Rent         Amount    Percent    Date


1 Bedroom              ________   ______________    _________________  ________

2 Bedroom              ________   ______________    _________________  ________

3 Bedroom              ________   ______________    _________________  ________

     Provide copy of rent roll through the last day of the calendar quarter.
On an annual basis provide the annual income recertification received from each tenant.

                              PROPOSED MAINTENANCE


                                       Completed        Funded by
   Type                Description        or            Operations or    Amount
                                        Planned         Reserves
------------------------------------------------------------------------------
Interior Painting
------------------------------------------------------------------------------
Exterior Painting
------------------------------------------------------------------------------
Siding
------------------------------------------------------------------------------
Roofing
------------------------------------------------------------------------------
Drainage
------------------------------------------------------------------------------
Paving
------------------------------------------------------------------------------
Landscaping
------------------------------------------------------------------------------
Playground
------------------------------------------------------------------------------
Community Room
------------------------------------------------------------------------------
Laundry Room
------------------------------------------------------------------------------
Common Areas
------------------------------------------------------------------------------
Carpet
------------------------------------------------------------------------------
Appliances
------------------------------------------------------------------------------
Lighting
------------------------------------------------------------------------------
Other
------------------------------------------------------------------------------

------------------------------------------------------------------------------

Please describe in detail any major repairs:

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                              CONDITION OF PROPERTY


                       Excellent       Good          Fair    Problems/Comments
------------------------------------------------------------------------------
Landscape Condition
-------------------------------------------------------------------------------
Common Area - Clean
-------------------------------------------------------------------------------
Parking Lot Condition
-------------------------------------------------------------------------------
Sidewalks
-------------------------------------------------------------------------------
Property Entrance
-------------------------------------------------------------------------------
Sign Condition
-------------------------------------------------------------------------------
Exterior Painting and
Caulking
-------------------------------------------------------------------------------
Roof
-------------------------------------------------------------------------------
Windows
-------------------------------------------------------------------------------
Doors
-------------------------------------------------------------------------------
Screens
-------------------------------------------------------------------------------
Gutters & Downspounts
-------------------------------------------------------------------------------
Mailboxes
-------------------------------------------------------------------------------
Dumpster, Odor
-------------------------------------------------------------------------------
Laundry Room
-------------------------------------------------------------------------------
Outside Night Lighting
-------------------------------------------------------------------------------
Smoke Alarm
------------------------------------------------------------------------------
Heating & Air
Conditioning Units
-------------------------------------------------------------------------------
Water Heaters
-------------------------------------------------------------------------------
Appliances
-------------------------------------------------------------------------------
Pest Control
-------------------------------------------------------------------------------
Curb Appeal
-------------------------------------------------------------------------------
Other
-------------------------------------------------------------------------------

Comments:

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

                                FINANCIAL STATUS

A.     Replacement Reserve is:   Fully-funded     Under-funded      Balance
       If Under-funded, by how much:

       Tax/Insurance Escrow is:  Fully-funded     Under-funded      Balance
       If Under-funded, by how much:

       Property is operating at a:    Surplus       Deficit         Amount

       Property Taxes paid?        Yes        No
       (please provide copy of paid tax bill)

       Property Insurance paid?    Yes        No
       (please provide copy of yearly renewal)

       Mortgage Payments are:   On Schedule      Delinquent   Amt. $

B.     Please note and explain any significant changes in the following:


       Administrative Expense   Increase        Decrease            Amount

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       Repairs/Maintenance Expense      Increase    Decrease         Amount

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       Utility Expense        Increase          Decrease             Amount

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       Taxes/Insurance Expense    Increase       Decrease            Amount

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------


C.     Do you anticipate making a return to owner distribution?   Yes      No

       Explanation:
       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

D.     Please explain in detail any change in the financial condition:

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------
E.     Any insurance claims files?  Yes______   No______
       If yes, please explain:
       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

Prepared by: _____________________       Date: ___________________________

Firm: ____________________________       Telephone: ______________________

                        STATEMENT OF INCOME AND EXPENSES

                         QUARTER ENDED: _______________

                             Previous   Current            Budget
                             Quarter    Quarter     YTD    Amount   Various


INCOME


         Net Rental Income

         Other Income


TOTAL INCOME


         Renting Expense

         Admin. Expense

         Operating Expense

         Maintenance Expense

         Depreciation

         Taxes & Insurance

         Interest Expense

         Other

         Transfer to Replacement
         Reserve account



TOTAL EXPENSES

NET INCOME (LOSS)


NOTE:    Please be sure to include Depreciation and Interest.


Prepared by:                        Date:

       Firm:                        Telephone:

                             UNAUDITED BALANCE SHEET

                                            QUARTER ENDED: ______________

ASSETS

         Unrestricted Cash
         Restricted Reserves
         Buildings, personal property
          net of accumulated depreciation
         Land
         Capital Contributions Receivable
         Other
         TOTAL

LIABILITIES

         Mortgage Payable
         Accounts Payable
         Operating Deficit Loan
         Working Capital Loan
         Other

PARTNERS' EQUITY

         Limited Partner Equity Paid
         Limited Partner Equity Receivable
         General Partner Equity
         Other Equity
         Cumulative Losses

         TOTAL LIABILITIES AND NET WORTH

DISTRIBUTIONS TO GENERAL PARTNER OR ANY AFFILIATE

         Fees or Compensation
         Reimbursed Expenses
         Partnership Cash Distributions

*Depreciation should be computed over the term approved by the Limited Partner for the building improvements, and the applicable Federal tax lives and rates for personal property.

Prepared by:                                Date:

       Firm:                                Telephone:


                          TAX CREDIT COMPLIANCE REPORT



DATE                 1            2          3           4          5          6          7          8          9          10
                    Person      Person(s)    Person(s)   Person(s)  Person(s)  Person(s)  Person(s)  Person(s)  Person(s)  Person(s)


HUD/FmHA VERY LOW:

QUALIFYING INCOME:

MONTHLY INCOME:

MAX GROSS RENT:




UNIT      LEASED TO       #         ANNUAL         HUD/FmHA        LESS      #      TENANT       +    UTIL-     =   TENANT  SUBSIDY
                         IN         INCOME          GROSS          THAN      BR     RENTAL            ITIES         GROSS
                                                    INCOME         40%              PAYMENT           AND           RENT
                                                                                                      RA
___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________

                        TAX CREDIT COMPLIANCE MONITORING:
                              ANNUAL CERTIFICATION


     As General Partner of GREYHOUND ASSOCIATES I, L.P. hereby certify as to the following:

     1. GREYHOUND ASSOCIATES I, L.P. owns a twenty-four (24) unit Project ("Project") in Windsor Henry County, Missouri.

     2. An annual income certification (including supporting documentation) has been received from each tenant. The income certification reflects that the tenant's income meets the income limitation applicable to the Project pursuant to Section 42(g)(1) of the Internal Revenue Code ("Code").

     3. The Project satisfies the requirements of the applicable minimum set aside test as defined in Section 42(g)(1) of the Code.

     4. Each unit within the Project is rent restricted as defined in Section 42(g)(2)of the Code.

     5. Each unit in the Project is available for use by the general public and not for use on a transient basis.

     6. Each building in the Project is suitable for occupancy in accordance with local health, safety, and building codes.

     7. During the preceding calendar year, there had been no change in the eligible basis, as defined in Section 42(d)of the Code, of any building within the Project.

     8. All common area facilities included in the eligible basis of the Project are provided to the tenants on a comparable basis without a separate fee to any tenant in the Project.

     9. During the preceding calendar year when a unit in the Project became vacant reasonable attempts were made to rent that unit to tenants whose incomes met the income limitation applicable to the Project pursuant to Section 42(g)(1) of the Code and while that unit was vacant no units of comparable or smaller size were rented to tenants whose income did not meet the income limitation applicable to the Project pursuant to Section 42(g)(1) of the Code.

     10. If the income of a tenant in a unit increased above the limit allowed in Section 42 (g)(2)(D)(ii), then the next available unit of comparable or smaller size was rented to tenants whose incomes met the income limitation applicable to the Project pursuant to Section 42(g)(1) of the Code.

IN VERIFICATION OF THE FOREGOING ENCLOSED HEREWITH IS A COPY OF THE ANNUAL INCOME CERTIFICATION RECEIVED FROM EACH TENANT IN THE PROJECT. UPON REQUEST I WILL PROVIDE COPIES OF ALL DOCUMENTATION RECEIVED FROM THE TENANT TO SUPPORT THAT CERTIFICATION.

         I declare under penalty of perjury under the law of the State of Missouri that the foregoing is true and correct.


         Executed this _______ day of ________ at ___________________________,
____________________________.